UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CAMPING WORLD HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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Camping World Holdings, Inc.

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders
May 15, 2020 1:30 p.m. (Central Time)

CAMPING WORLD HOLDINGS, INC. 250 PARKWAY DRIVE, SUITE 270, LINCOLNSHIRE, ILLINOIS 60069

April 3, 2020

To Our Stockholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Camping World Holdings, Inc. (the "Company") to be held on Friday, May 15, 2020 at 1:30 p.m., Central Time. Our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CWH2020. Utilizing the latest technology and a virtual meeting format will allow stockholders to participate from any location and we expect will lead to increased attendance, improved communications and cost savings for our stockholders and the Company.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Details regarding how to attend the meeting and the business to be conducted at the Annual Meeting are more fully described in the Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote your shares electronically, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

/s/ Marcus A. Lemonis

Marcus A. Lemonis
Chief Executive Officer and Chairman of the Board of Directors

Notice of Annual Meeting of Stockholders To be Held on Friday, May 15, 2020

CAMPING WORLD HOLDINGS, INC.
250 PARKWAY DRIVE, SUITE 270, LINCOLNSHIRE, ILLINOIS 60069

The Annual Meeting of Stockholders (the "Annual Meeting") of Camping World Holdings, Inc., a Delaware corporation (the "Company"), will be held at 1:30 p.m., Central Time, on Friday, May 15, 2020. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CWH2020. The Annual Meeting is called for the following purposes:

To elect Stephen Adams, Mary J. George and K. Dillon Schickli as Class I Directors to serve until the 2023 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
To approve, on an advisory basis, the compensation of our named executive officers; and
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our outstanding shares of capital stock, composed of Class A common stock, Class B common stock and Class C common stock, at the close of business on March 20, 2020, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be available for examination by any stockholder during the ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to InvestorRelations@CampingWorld.com, stating the purpose of the request and providing proof of ownership of Company stock. This list of stockholders will also be available on the bottom panel of your screen during the meeting after entering the 16 digit control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

/s/ Melvin Flanigan

Melvin Flanigan
Chief Financial Officer and Secretary

Lincolnshire, Illinois
April 3, 2020

i

ii

PROXY STATEMENT

CAMPING WORLD HOLDINGS, INC. 250 PARKWAY DRIVE, SUITE 270, LINCOLNSHIRE, ILLINOIS 60069

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Camping World Holdings, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Friday, May 15, 2020 (the "Annual Meeting"), at 1:30 p.m., Central Time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CWH2020 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of outstanding shares of capital stock, composed of Class A common stock, Class B common stock and Class C common stock (collectively, "Common Stock"), at the close of business on March 20, 2020 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. Each share of our Class A common stock and Class B common stock entitles its holders to one vote per share on all matters presented to our stockholders generally, except that the shares of Class B common stock held by ML Acquisition Company, which is indirectly owned by each of Stephen Adams and the Company's Chairman and Chief Executive Officer, Marcus A. Lemonis ("ML Acquisition," and together with its permitted transferees, "ML Related Parties"), are entitled to the number of votes necessary such that the shares, in the aggregate, cast 47% of the total votes eligible to be cast by all holders of our Common Stock voting together as a single class on all matters presented to a vote of our stockholders at the Annual Meeting. Additionally, the one share of outstanding Class C common stock entitles its holder, ML RV Group, LLC, which is wholly-owned by Mr. Lemonis ("ML RV Group"), to the number of votes necessary such that the holder casts 5% of the total votes eligible to be cast by all holders of our Common Stock, voting together as a single class on all matters presented to a vote of our stockholders at the Annual Meeting. At the close of business on the Record Date, there were 37,539,786 shares of Class A common stock, 50,706,629 shares of Class B common stock and one share of Class C common stock issued and outstanding and entitled to vote at the Annual Meeting, representing 33.1%, 61.1%, and 5.0% combined voting power of our Common Stock, respectively.

This proxy statement and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2019 (the "2019 Annual Report") will be released on or about April 3, 2020 to our stockholders on the Record Date.

In this proxy statement, "we," "us," "our," the "Company" and "Camping World" refer to Camping World Holdings, Inc., and, unless otherwise stated, all of its subsidiaries, including CWGS Enterprises, LLC, which we refer to as "CWGS, LLC" and, unless otherwise stated, all of its subsidiaries.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON FRIDAY, MAY 15, 2020

This Proxy Statement and our 2019 Annual Report to Stockholders are available at http://www.proxyvote.com/

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

To elect Stephen Adams, Mary J. George and K. Dillon Schickli as Class I Directors to serve until the 2023 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
To approve, on an advisory basis, the compensation of our named executive officers; and
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company's proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

The Board of Directors (the "Board") recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

FOR the election of Stephen Adams, Mary J. George and K. Dillon Schickli as Class I Directors;
FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
FOR the approval, on an advisory basis, of the compensation of our named executive officers.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because Camping World's Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the "SEC") and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Camping World is making this proxy statement and its 2019 Annual Report available to its stockholders electronically via the Internet. On or about April 3, 2020, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the "Internet Notice") containing instructions on how to access this proxy statement and our 2019 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement and 2019 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC's rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate set of proxy materials, as requested, to any stockholder at the shared address to which a single set of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1 866 540 7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one set of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING OF STOCKHOLDERS

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is March 20, 2020. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting and/or vote over the Internet. Each share of our Class A common stock and Class B common stock entitles its holders to one vote per share on all matters presented to our stockholders generally, except that the shares of Class B common stock held by ML Acquisition are entitled to the number of votes necessary such that the shares, in the aggregate, cast 47% of the total votes eligible to be cast by all holders of our Common Stock voting together as a single class on all matters presented to a vote of our stockholders at the Annual Meeting. Additionally, the one share of outstanding Class C common stock entitles its holder, ML RV Group, LLC, to the number of votes necessary such that the holder casts 5% of the total votes eligible to be cast by all holders of our Common Stock, voting together as a single class on all matters presented to a vote of our stockholders at the Annual Meeting. At the close of business on the Record Date, there were 37,539,786 shares of Class A common stock, 50,706,629 shares of Class B common stock and one share of Class C common stock issued and outstanding and entitled to vote at the Annual Meeting, representing 33.9%, 61.1%, and 5.0% combined voting power of our Common Stock, respectively.

WHAT IS THE DIFFERENCE BETWEEN BEING A "RECORD HOLDER" AND HOLDING SHARES IN "STREET NAME"?

A record holder holds shares in his or her name. Shares held in "street name" means shares that are held in the name of a bank or broker on a person's behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN "STREET NAME"?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the "beneficial owner" of those shares held in "street name." If your shares are held in street name, our proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If you haven't received a 16-digit control number, you should contact your bank or broker to obtain your control number or otherwise vote through the bank or broker.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, electronically or by proxy, of the holders of a majority in voting power of Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND THE 2020 ANNUAL MEETING OF STOCKHOLDERS?

You may attend the Annual Meeting only if you are a Camping World stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. The Annual Meeting will be held entirely online to allow greater participation. You will be able to attend the Annual

QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING OF STOCKHOLDERS

Meeting and submit your questions by visiting the following website: www.virtualshareholdermeeting.com/CWH2020. You will also be able to vote your shares electronically at the Annual Meeting.

To participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 1:30 p.m., Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 1:15 p.m., Central Time, and you should allow ample time for check-in procedures. If you hold your shares through a bank or broker, instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a "Guest," but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.

WHY A VIRTUAL MEETING?

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for us and our stockholders. We believe the virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world. Furthermore, as part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the COVID-19 pandemic, we believe that hosting a virtual meeting is in the best interests of the Company and such attendees of the Annual Meeting.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call technical support at 1-800-586-1548 (U.S.) or 1-303-562-9288 (International).

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING OF STOCKHOLDERS

HOW DO I VOTE?

We recommend that stockholders vote by proxy even if they plan to participate in the Annual Meeting and vote electronically during the meeting. If you are a stockholder of record, there are three ways to vote by proxy:

  •
  by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
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  by Telephone—You can vote by telephone by calling 1 800 690 6903 and following the instructions on the proxy card; or
  •
  by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 14, 2020. Stockholders may vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/CWH2020 and entering the 16-digit control number included on your Internet Notice, proxy card or the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 1:30 p.m., Central Time, on May 15, 2020.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/CWH2020 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you do not receive a 16-digit control number, you may need to log in to your bank or brokerage firm's website and select the shareholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

  •
  by submitting a duly executed proxy bearing a later date;
  •
  by granting a subsequent proxy through the Internet or telephone;
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  by giving written notice of revocation to the Secretary of Camping World prior to the Annual Meeting; or
  •
  by voting electronically at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your virtual attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote electronically during the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING OF STOCKHOLDERS

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote electronically during the Annual Meeting.

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board's recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company's proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative "FOR" votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company that are present electronically or by proxy and entitled to vote on the proposal.	Abstentions will have the same effect as votes against the proposal. We do not expect any broker non-votes on this proposal.
Proposal 3: Advisory Vote on the Compensation of Camping World's Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company that are present electronically or by proxy and entitled to vote on the proposal.	Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A "vote withheld," in the case of the proposal regarding the election of directors, or an "abstention," in the case of the two other proposals to be voted on at the Annual Meeting, represents a stockholder's affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have the same effect as a vote against the ratification of the

QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING OF STOCKHOLDERS

appointment of Deloitte & Touche LLP and the advisory vote on the compensation of our named executive officers.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in "street name" for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the advisory vote on the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

PROPOSALS TO BE VOTED ON

PROPOSAL 1: Election of Directors

At the Annual Meeting, three (3) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2023 and until such director's successor is elected and qualified or until such director's earlier death, resignation or removal.

We currently have nine (9) directors on our Board. The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative "FOR" votes will be elected as Class I Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

Our Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director's death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose term currently expires at the 2020 Annual Meeting of Stockholders and whose subsequent term will expire at the 2023 Annual Meeting of Stockholders; Class II, whose term will expire at the 2021 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2022 Annual Meeting of Stockholders. The current Class I Directors are Stephen Adams, Mary J. George and K. Dillon Schickli; the current Class II Directors are Andris A. Baltins, Daniel G. Kilpatrick and Brent L. Moody; and the current Class III Directors are Brian P. Cassidy, Marcus A. Lemonis and Michael W. Malone. Jeffrey A. Marcus, a former Class II Director, resigned from the Board, effective February 1, 2020, and Mr. Kilpatrick was elected as a Class II Director on the same date.

Under the Voting Agreement (as defined under "Corporate Governance—Voting Agreement"), ML Acquisition has been deemed to have designated Messrs. Adams, Baltins and Schickli and ML RV Group has been deemed to have designated Mr. Lemonis, for the applicable elections to our Board. Also under the Voting Agreement, Crestview Advisors L.L.C. ("Crestview") has been deemed to have designated Messrs. Cassidy and Kilpatrick for the applicable elections to our Board. As a result of the Voting Agreement and the aggregate voting power of the parties to the agreement, we expect that the parties to the agreement acting in conjunction will control the election of directors at Camping World. For more information, see "Corporate Governance—Voting Agreement".

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as Class I Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

PROPOSAL 1 – ELECTION OF DIRECTORS

VOTE REQUIRED

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative "FOR" votes will be elected as Class I Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the election of the below Class I Director nominees.

NOMINEES FOR CLASS I DIRECTORS (CURRENT TERMS TO EXPIRE AT THE 2020 ANNUAL MEETING)

The nominees for election to the Board as Class I Directors are as follows:

Name	Age	Served as a Director Since	Positions with Camping World

Stephen Adams	82	2016	Director
Mary J. George	69	2017	Director
K. Dillon Schickli	66	2016	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director nominee are as follows:

STEPHEN ADAMS	Age 82

Stephen Adams has served on the board of directors of Camping World Holdings, Inc. since March 2016, as the chairman of the board of directors of CWGS, LLC since February 2011, as the chairman of the board of directors of Good Sam Enterprises, LLC since December 1988, as the chairman of the board of directors of Camping World, Inc. since April 1997 and as the chairman of the board of directors of FreedomRoads Holding Company, LLC since February 3, 2005. In addition, Mr. Adams is the chairman of the board of directors and the controlling shareholder of Adams Outdoor Advertising, Inc., which operates an outdoor media advertising business. From November 2011 until April 2012, Mr. Adams inadvertently failed to timely file ownership reports on Forms 4 and 5 and as of the end of calendar year 2011, as of May 15, 2012 and as of the end of calendar year 2012, Mr. Adams mistakenly failed to timely file Schedule 13G amendments with respect to an entity in which he unknowingly accumulated an interest in excess of 5%. As a result, the Securities and Exchange Commission entered an order on September 10, 2014, pursuant to which Mr. Adams agreed to cease and desist from committing or causing any violations of the requirements of Section 13(d) and 16(a) of the Exchange Act and certain of the rules promulgated thereunder and paid a civil money penalty to the SEC without admitting or denying the findings therein. In August 2009, Affinity Bank, a California depositary institution in which Mr. Adams indirectly owned a controlling interest, was closed by the California Department of Financial Institutions and the Federal Deposit Insurance Corporation was appointed as the receiver. Mr. Adams received an M.B.A. from the Stanford Graduate School of Business and a B.S. from Yale University. Mr. Adams' long association with the Company as a chairman of the board of directors of several of its subsidiaries since he acquired Good Sam Enterprises, LLC in 1988 and his current or former ownership of a variety of businesses with significant

PROPOSAL 1 – ELECTION OF DIRECTORS

assets and operations during his over 40 year business career, during which time he has had substantial experience in providing management oversight and strategic direction, make him well qualified to serve on our board of directors.

MARY J. GEORGE	Age 69

Mary J. George has served on the board of directors of Camping World Holdings, Inc. since January 2017. Ms. George has also served as executive chairman of Ju Be, a retailer of premium diaper bags and other baby products since January 2018. Ms. George has been a founding partner of Morningstar Capital Investments, LLC, an investment firm, since 2001. Ms. George served as chief executive officer and a director at Easton Hockey Holdings Inc., a private manufacturer of ice hockey equipment, from August 2014 to December 2016. From 2002 to 2015, Ms. George held various positions, including co chairman (2002 to 2009) and vice chairman (2009 to 2015), at Bell Automotive Products, Inc., a private manufacturer of automotive accessories. From 1994 to 2004, Ms. George held various positions, including chief operating officer (1995 to 1998), chief executive officer (1998 to 2000), and chairman (2000 to 2004), at Bell Sports Inc., a formerly public helmet manufacturer. Ms. George also currently serves or previously served as a director of various public and private companies, including Image Entertainment, Inc., a formerly public independent distributor of home entertainment programming, from 2010 to 2012, Oakley, Inc., a public sports equipment and lifestyle accessories manufacturer, from 2004 to 2007, BRG Sports Inc. since 2013, 3 Day Blinds Inc. from 2007 to 2015, and Oreck Corporation from 2008 to 2012. Ms. George's experience in sales, marketing and general management in the consumer products industry, as well as success in the development of internationally renowned branded products, provides our board of directors with greater insight in the areas of product branding and strategic growth in the consumer products industry, and make her well qualified to serve on our board of directors.

K. DILLON SCHICKLI	Age 66

K. Dillon Schickli has served on the board of directors of Camping World Holdings, Inc. since March 2016 and on the board of directors of CWGS, LLC since August 2011. Mr. Schickli previously served on the board of directors of CWGS, LLC from 1990 until 1995 and was chief operating officer of Affinity Group, Inc., the predecessor of Good Sam Enterprises, LLC, from 1993 until 1995. Previously, Mr. Schickli was a co investor with Crestview in DS Waters Group, Inc. ("DS Waters") and served as vice chairman of its board of directors until it was sold to Cott Corporation in December 2014. Prior to that time, Mr. Schickli was the chief executive officer of DS Waters from June 2010 until February 2013 and subsequently led the buyout of the business by Crestview. Mr. Schickli also previously led the buyout of DS Waters from Danone Group & Suntory Ltd. in November 2005 and was also a co investor in DS Waters with Kelso & Company. Mr. Schickli served as co-chief executive officer and chief financial officer of DS Waters from November 2005 until June 2010, when he became the sole chief executive officer. Mr. Schickli started his business career in the capital planning and acquisitions group of the Pepsi Cola Company after he received his M.B.A. from the University of Chicago. Mr. Schickli received a B.A. from Carleton College in 1975. Mr. Schickli's long association with, and knowledge of, the Company, extensive experience serving as a director of other businesses, operating experience as a chief executive officer and his experience as a private equity investor with respect to acquisitions, debt financings, equity and financings make him well qualified to serve on our board of directors.

PROPOSAL 1 – ELECTION OF DIRECTORS

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS: CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2021 ANNUAL MEETING)

The current members of the Board who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Positions with Camping World

Andris A. Baltins	74	2016	Director
Daniel G. Kilpatrick	39	2020	Director
Brent L. Moody	58	2018	President

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

ANDRIS A. BALTINS	Age 74

Andris A. Baltins has served on the board of directors of Camping World Holdings, Inc. since March 2016, on the board of directors of CWGS, LLC since February 2011 and on the board of directors of Good Sam Enterprises, LLC since February 2006. He has been a member of the law firm of Kaplan, Strangis and Kaplan, P.A. since 1979. Mr. Baltins serves as a director of various private and nonprofit corporations, including Adams Outdoor Advertising, Inc., which is controlled by Mr. Adams. Mr. Baltins previously served as a director of Polaris Industries, Inc. from 1995 until 2011. Mr. Baltins received a J.D. from the University of Minnesota Law School and a B.A. from Yale University. Mr. Baltins' over 40 years of legal career as an advisor to numerous public and private companies and his experience in the areas of complex business transactions, mergers and acquisitions and corporate law make him well qualified to serve on our board of directors.

DANIEL G. KILPATRICK	Age 39

Daniel G. Kilpatrick has served on the board of directors of Camping World Holdings, Inc. since January 2020. Mr. Kilpatrick previously served on the Camping World Holdings, Inc. board of directors from January 2017 to May 2018. Mr. Kilpatrick currently serves as a Partner at Crestview, where he joined in 2009 and oversees investments in companies across a variety of industries, including media and financial services. Mr. Kilpatrick is currently on the board of directors of various Crestview portfolio companies, including WideOpenWest, Inc., Congruex, LLC, Industrial Media Ltd, Venerable Holdings, Inc. and ICM Partners and is a board observer of Fidelis Insurance Holdings Limited. Mr. Kilpatrick received an M.B.A. from the Stanford Graduate School of Business and a B.A. from Yale University. Mr. Kilpatrick's public company director experience and background with respect to acquisitions, debt financings and equity financings make him well-qualified to serve on our board of directors.

BRENT L. MOODY	Age 58

Brent L. Moody has served as Camping World Holdings, Inc.'s President and the President of CWGS, LLC since September 2018. Mr. Moody previously served as Camping World Holdings, Inc.'s Chief Operating and Legal Officer from March 2016 to September 2018, as the Chief Operating and Legal Officer of CWGS, LLC and its subsidiaries from January 2016 to September 2018, as the Executive Vice President and Chief Administrative and Legal Officer of CWGS, LLC from February 2011 to December 31, 2015, as the Executive Vice President and Chief Administrative and Legal

PROPOSAL 1 – ELECTION OF DIRECTORS

Officer of Good Sam Enterprises, LLC from January 2011 to December 31, 2015, as the Executive Vice President and Chief Administrative and Legal Officer of FreedomRoads, LLC and Camping World, Inc. from 2010 until December 31, 2015, as Executive Vice President/General Counsel and Business Development of Camping World, Inc. and FreedomRoads, LLC from 2006 to 2010, as Senior Vice President/General Counsel and Business Development of Camping World, Inc. and Good Sam Enterprises, LLC from 2004 to 2006 and as Vice President and General Counsel of Camping World, Inc. from 2002 to 2004. From 1998 to 2002, Mr. Moody was a shareholder of the law firm of Greenberg Traurig, P.A. From 1996 to 1998, Mr. Moody served as vice president and assistant general counsel for Blockbuster, Inc. Mr. Moody received a J.D. from Nova Southeastern University, Shepard Broad Law Center and a B.S. from Western Kentucky University. Mr. Moody's extensive legal experience, his experience in various areas of complex business transactions and mergers and acquisitions, and his extensive knowledge of the Company's operations make him well qualified to serve on our board of directors.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS: CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2022 ANNUAL MEETING)

The current members of the Board who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Positions with Camping World

Brian P. Cassidy	46	2016	Director
Marcus A. Lemonis	46	2016	Chief Executive Officer and Chairman of the Board
Michael W. Malone	61	2019	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

BRIAN P. CASSIDY	Age 46

Brian P. Cassidy has served on the board of directors of Camping World Holdings, Inc. since March 2016 and on the board of directors of CWGS, LLC since March 2011. Mr. Cassidy is a Partner at Crestview, which he joined in 2004, and currently serves as head of Crestview's media and communications strategy. Mr. Cassidy has served as a director of WideOpenWest, Inc., a public company, since December 2015, and has served as a director of various private companies, including Hornblower Holdings since April 2018, Congruex LLC since November 2017, and Industrial Media since October 2016. Mr. Cassidy previously served as a director of Cumulus Media, Inc., a public company, from May 2014 until March 2017, and served as a director of various private companies, including NEP Group, Inc. from December 2012 to October 2018 and Interoute Communications Holdings from April 2015 to May 2018. He was also involved with Crestview's investments in Charter Communications, Inc. and Insight Communications, Inc. Prior to joining Crestview, Mr. Cassidy worked in private equity at Boston Ventures, where he invested in companies in the media and communications, entertainment and business services industries. Previously, he worked as the acting chief financial officer of one of Boston Ventures' portfolio companies. Prior to that time, Mr. Cassidy was an investment banking analyst at Alex, Brown & Sons, where he completed a range of financing and mergers and acquisitions assignments for companies in the consumer and business services sectors. Mr. Cassidy received an M.B.A. from the Stanford Graduate School of Business and an A.B. in Physics from Harvard College. Mr. Cassidy's private equity investment and company oversight experience and

PROPOSAL 1 – ELECTION OF DIRECTORS

background with respect to acquisitions, debt financings and equity financings make him well qualified to serve on our board of directors.

MARCUS A. LEMONIS	Age 46

Marcus A. Lemonis has served as Camping World Holdings, Inc.'s Chairman and Chief Executive Officer and on the board of directors of Camping World Holdings, Inc. since March 2016, as the President and Chief Executive Officer and on the board of directors of CWGS, LLC since February 2011, as the Chief Executive Officer and on the board of directors of Good Sam Enterprises, LLC since January 2011, as President and Chief Executive Officer and on the board of directors of Camping World, Inc. since September 2006 and as the President and Chief Executive Officer and on the board of directors of FreedomRoads, LLC since May 1, 2003. Mr. Lemonis received a B.A. from Marquette University. Mr. Lemonis' extensive experience in retail, RV and automotive, business operations and entrepreneurial ventures makes him well qualified to serve on our board of directors.

MICHAEL W. MALONE	Age 61

Michael W. Malone has served on the board of directors of Camping World Holdings, Inc. since May 2019. Mr. Malone was Vice President, Finance and Chief Financial Officer of Polaris Industries Inc. ("Polaris"), a manufacturer of power sports vehicles, from January 1997 to July 2015 and retired from Polaris in March 2016. From January 1997 to January 2010, Mr. Malone also served as Corporate Secretary. Mr. Malone was Vice President and Treasurer of Polaris from December 1994 to January 1997 and was Chief Financial Officer and Treasurer of a predecessor company of Polaris from January 1993 to December 1994. Mr. Malone joined Polaris in 1984 after four years with Arthur Andersen LLP. Mr. Malone has served on the board of Armstrong Flooring, Inc., a public company, since October 2016, including on the Audit, Finance and Nominating and Corporate Governance Committees, and the board of Stevens Equipment Supply LLC, a private company, since May 2011 as well as the boards of various non-profit organizations. Mr. Malone received a B.A. in accounting and business administration from St. John's University (Collegeville, Minnesota). We believe Mr. Malone's experiences as the former Chief Financial Officer of a public company, his public company board experience, and his in-depth knowledge of the outdoor lifestyle industry make him well qualified to serve on our board of directors.

We believe that all of our current Board members and nominees for Class I directors possess the professional and personal qualifications necessary for Board service, and have highlighted particularly noteworthy attributes for each Board member and nominee in the individual biographies above.

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

On May 18, 2018, our Audit Committee approved the engagement of Deloitte & Touche LLP as the Company's independent registered public accounting firm and Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018. Neither Deloitte & Touche LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting, have an opportunity to make a statement if he or she desires to do so, and be available to respond to appropriate questions from stockholders.

On May 18, 2018, our Audit Committee dismissed Ernst & Young LLP as the Company's independent registered public accounting firm. The reports of Ernst & Young LLP on the Company's financial statements for each of the two fiscal years ended December 31, 2016 and 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In the fiscal years ended December 31, 2016 and 2017 and in the subsequent interim period through May 18, 2018, there were no "disagreements" (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its report on the financial statements for such years.

In the fiscal years ended December 31, 2016 and 2017 and in the subsequent interim period through May 18, 2018, there were no "reportable events" (as described in Item 304(a)(1)(v) of Regulation S-K), except that, as reported in Part II, Item 9A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the "2017 10-K"), the Company reported material weaknesses in its internal control over financial reporting during such period. As disclosed in the 2017 10-K, the Company concluded that its internal control over financial reporting was not effective as of December 31, 2017 due to the existence of material weaknesses in the Company's internal control over financial reporting related to (i) insufficient analysis to correctly determine the portion of the deferred tax asset resulting from the Company's direct investment in CWGS Enterprises, LLC not expected to be realized, (ii) the insufficient documentation and/or execution of certain accounting policies and procedures within FreedomRoads Holding Company, LLC, which operates the Company's RV dealerships, and (iii) ineffective transaction level and management review controls over the valuation of trade-in unit inventory. Ernst & Young LLP's report on the effectiveness of the Company's internal control over financial reporting as of December 31, 2017, which was included in the 2017 10-K, contained an adverse opinion thereon. The Audit Committee discussed the material weaknesses in the Company's internal control over financial reporting with Ernst & Young LLP, and authorized Ernst & Young LLP to respond fully to the inquiries of Deloitte & Touche LLP concerning such material weaknesses.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company provided Ernst & Young LLP with a copy of the disclosures contained in its Current Report on Form 8 K (the "Current Report") filed with the SEC on May 22, 2018 and requested that Ernst & Young LLP furnish the Company with a letter addressed to the SEC stating whether it agreed with the statements contained in the Current Report. A copy of Ernst & Young LLP's letter, dated May 22, 2018, was filed as Exhibit 16.1 to the Current Report.

During the fiscal years ended December 31, 2016 and 2017 and the subsequent interim period through May 18, 2018, neither the Company nor anyone on its behalf consulted with Deloitte & Touche LLP with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a "reportable event" (as described in Item 304(a)(1)(v) of Regulation S-K).

In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2021. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of Camping World.

VOTE REQUIRED

This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company that are present electronically or by proxy and entitled to vote thereon. Abstentions will have the same effect as votes against the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed Camping World's audited financial statements for the fiscal year ended December 31, 2019 and has discussed these financial statements with management and Camping World's independent registered public accounting firm. The Audit Committee has also received from, and discussed with, Camping World's independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board ("PCAOB") and the SEC.

Camping World's independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and Camping World, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Camping World.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in Camping World's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

K. Dillon Schickli (Chair)
Mary J. George
Michael W. Malone

Independent Registered Public Accounting Firm Fees and Other Matters

Set forth below are the fees paid to our independent registered public accounting firm, Deloitte & Touche LLP, for the fiscal years ended December 31, 2019 and 2018 (in thousands):

Fee Category	Fiscal 2019	Fiscal 2018

Audit Fees	$5,875	$4,921
Audit-Related Fees	$167	$—
Tax Fees	$311	$478
All Other Fees	$—	$—
Total Fees	$6,353	$5,399

AUDIT FEES

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

AUDIT-RELATED FEES

In 2019, audit-related fees related to sell-side due diligence services in connection with a potential divestiture. There were no audit-related fees incurred in 2018.

TAX FEES

Tax fees consist of fees for a variety of permissible services relating to domestic and partnership tax compliance, tax planning, and tax advice.

ALL OTHER FEES

There were no other fees incurred in 2019 or 2018.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

Our Audit Committee's charter provides that the Audit Committee, or the chair of the Audit Committee, must pre-approve any audit or non-audit service provided to us by our independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if the service falls within available exceptions under SEC rules. Without limiting the foregoing, the Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services, and any such pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. All services provided by our independent registered public accounting firm in 2018 and 2019 were approved in accordance with such pre-approval policies and consistent with SEC rules.

PROPOSAL 3: Advisory Vote on the Compensation of our Named Executive Officers

This Proposal 3 gives our stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers.

As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Please read "Compensation Discussion and Analysis" beginning on page 30 of this proxy statement for additional details about our executive compensation programs. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices for named executive officers described in this proxy statement. Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

    "RESOLVED, that the Company's stockholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion."

The say-on-pay vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders' views regarding our executive compensation programs.

FREQUENCY OF SAY-ON-PAY VOTE & 2019 SAY-ON-PAY VOTE

At our 2017 Annual Meeting of Stockholders held on May 16, 2017, the Company's stockholders recommended, on an advisory basis, that the stockholder vote on the compensation of our named executive officers occur every year. In light of the foregoing recommendation, the Company has determined to hold a "say-on-pay" advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our 2021 Annual Meeting of Stockholders. At our 2019 Annual Meeting of Stockholders, approximately 99.3% of the votes cast on the say-on-pay proposal were voted "for" the proposal.

VOTE REQUIRED

This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present electronically or by proxy and entitled to vote thereon. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position

Marcus A. Lemonis[1]	46	Chief Executive Officer and Chairman of the Board
Brent L. Moody[2]	58	President
Melvin Flanigan[3]	60	Chief Financial Officer and Secretary
Tamara Ward[4]	52	Chief Operating Officer
1
See biography on page 14 of this proxy statement.

2
See biography on page 12 of this proxy statement.

3
Melvin Flanigan has served as Camping World Holdings, Inc.'s Chief Financial Officer and Secretary since January 2019. Mr. Flanigan previously served as the Executive Vice President, Finance and Chief Financial Officer of DTS Inc. ("DTS"), a leader in high definition and wireless audio, licensing branded intellectual property to entertainment technology markets worldwide, from September 2003 to December 2016. Prior to that, he served as the Vice President and Chief Financial Officer of DTS from July 1999. From March 1996 to July 1999, he served as Chief Financial Officer and Vice President, Operations at SensArray Corporation, a supplier of thermal measurement products for semiconductor, LCD, and memory disk fabrication processes. Mr. Flanigan led SensArray's manufacturing and finance efforts. Prior to joining SensArray, Mr. Flanigan was Corporate Controller for Megatest Corporation, a manufacturer of automatic test equipment for logic and memory chips, where he was involved in international mergers and acquisitions activities. Mr. Flanigan has also previously held positions at Cooperative Solutions, Inc., a software developer in the client server transaction processing market, Hewlett Packard Company, a provider of information technology infrastructure, personal computing and access devices, global services, and imaging and printing, and Price Waterhouse LLP (now PricewaterhouseCoopers LLP). Mr. Flanigan received an M.B.A. and a B.S. in Accounting from Santa Clara University.

4
Tamara Ward has served as Camping World Holdings, Inc.'s Chief Operating Officer since December 2019. Ms. Ward previously served as the Company's Executive Vice President, Corporate Development from November 2017 to December 2019. Prior to that, Ms. Ward served as the Company's Chief Marketing Officer (May 2011 to October 2017); Senior Vice President, Sales and Marketing (2007 to 2010); and Vice President, Marketing (2003-2006). Ms. Ward joined the Company in 1989 as a marketing analyst. Ms. Ward received a B.A. from Western Kentucky University.

CORPORATE GOVERNANCE

GENERAL

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of Camping World. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the "Governance" section of the "Investor Relations" page of our website located at www.campingworld.com, or by writing to our Secretary at our offices at 250 Parkway Drive, Suite 270, Lincolnshire, Illinois 60069.

BOARD COMPOSITION

Our Board currently consists of nine (9) members: Stephen Adams, Andris A. Baltins, Brian P. Cassidy, Mary J. George, Daniel G. Kilpatrick, Marcus A. Lemonis, Michael W. Malone, Brent L. Moody, and K. Dillon Schickli. Our Board is currently divided into three classes with staggered, three-year terms. Jeffrey A. Marcus, a former Class II Director, resigned from the Board, effective February 1, 2020, and Mr. Kilpatrick was elected as a Class II Director on the same date. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting following election or such director's death, resignation or removal, whichever is earliest to occur. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of the Company. Our directors may be removed only for cause, at a meeting called for that purpose.

VOTING AGREEMENT

In connection with the initial public offering of our Class A common stock in October 2016 (our "IPO"), ML Acquisition, ML RV Group, CVRV Acquisition II LLC, CVRV Acquisition LLC and Crestview Advisors L.L.C. entered into a Voting Agreement with us (the "Voting Agreement").

Pursuant to the Voting Agreement, Crestview Advisors, L.L.C. ("Crestview"), a registered investment adviser to private equity funds, including funds affiliated with Crestview Partners II GP, L.P., has the right to designate certain of our directors (the "Crestview Directors"), which will be four Crestview Directors (unless Marcus A. Lemonis is no longer our Chief Executive Officer, in which case, Crestview has the right to designate three Crestview Directors) for as long as Crestview Partners II GP, L.P. directly or indirectly, beneficially owns, in the aggregate, 32.5% or more of our Class A common stock, three Crestview Directors for so long as Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, less than 32.5% but 25% or more of our Class A common stock, two Crestview Directors for as long as Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, less than 25% but 15% or more of our Class A common stock and one Crestview Director for as long as Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, less than 15% but 7.5% or more of our Class A common stock (assuming in each such case that all outstanding common units in CWGS, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis). As of the Record Date, Crestview Partners II GP, L.P. was entitled to designate two Crestview Directors. Each of ML Acquisition and ML RV Group

CORPORATE GOVERNANCE

has agreed to vote, or cause to vote, all of their outstanding shares of our Class A common stock, Class B common stock and Class C common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the Crestview Directors. In addition, the ML Related Parties also have the right to designate certain of our directors (the "ML Acquisition Directors"), which will be four ML Acquisition Directors for as long as the ML Related Parties, directly or indirectly, beneficially own in the aggregate 27.5% or more of our Class A common stock, three ML Acquisition Directors for as long as the ML Related Parties, directly or indirectly, beneficially own, in the aggregate, less than 27.5% but 25% or more of our Class A common stock, two ML Acquisition Directors for as long as the ML Related Parties, directly or indirectly, beneficially own, in the aggregate, less than 25% but 15% or more of our Class A common stock and one ML Acquisition Director for as long as the ML Related Parties, directly or indirectly, beneficially own, in the aggregate, less than 15% but 7.5% or more of our Class A common stock (assuming in each such case that all outstanding common units in CWGS, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis). Moreover, ML RV Group has the right to designate one director for as long as it holds our one share of Class C common stock (the "ML RV Director"). Funds controlled by Crestview Partners II GP, L.P. have agreed to vote, or cause to vote, all of their outstanding shares of our Class A common stock and Class B common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the ML Acquisition Directors and the ML RV Director. Additionally, pursuant to the Voting Agreement, we must take commercially reasonable action to cause (i) the Board to be comprised at least of nine directors; (ii) the individuals designated in accordance with the terms of the Voting Agreement to be included in the slate of nominees to be elected to the Board at the next annual or special meeting of stockholders of the Company at which directors are to be elected and at each annual meeting of stockholders of the Company thereafter at which a director's term expires; (iii) the individuals designated in accordance with the terms of the Voting Agreement to fill the applicable vacancies on the Board; and (iv) an ML Acquisition Director or the ML RV Director to be the Chairperson of the Board (as defined in our Amended and Restated Bylaws). The Voting Agreement allows for the Board to reject the nomination, appointment or election of a particular director if such nomination, appointment or election would constitute a breach of the Board's fiduciary duties to the Company's stockholders or does not otherwise comply with any requirements of our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or the charter for, or related guidelines of, the Board's nominating and corporate governance committee.

The Voting Agreement further provides that, for so long as Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, 22.5% or more of our Class A common stock, or the ML Related Parties, directly or indirectly, beneficially own, in the aggregate, 22.5% or more of our Class A common stock (assuming in each such case that all outstanding common units in CWGS, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), the approval of Crestview Partners II GP, L.P. and the ML Related Parties, as applicable, will be required for certain corporate actions. These actions include: (1) a change of control; (2) acquisitions or dispositions of assets above $100 million; (3) the issuance of securities of Camping World Holdings, Inc. or any of its subsidiaries (other than under equity incentive plans that have received the prior approval of our Board or in connection with any redemption of common units as set forth in the LLC Agreement); (4) amendments to our or our subsidiaries' Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws or other applicable formation or governing documents; and (5) any change in the size of the Board. The Voting Agreement also provides that, for so long as either Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, 28% or more

CORPORATE GOVERNANCE

of our Class A common stock, or the ML Related Parties, directly or indirectly, beneficially own, in the aggregate, 28% or more of our Class A common stock (assuming in each such case that all outstanding common units of CWGS, LLC are redeemed for newly-issued shares of our Class A common stock, on a one-for-one basis), the approval of Crestview Partners II GP, L.P. and the ML Related Parties, as applicable, will be required for the hiring and termination of our Chief Executive Officer; provided, however, that the approval of Crestview Partners II GP, L.P., and the ML Related Parties, as applicable, will only be required at such time as Marcus A. Lemonis no longer serves as our Chief Executive Officer.

As a result of the Voting Agreement, we expect that the parties to the agreement acting in conjunction will control the election of directors at Camping World.

DIRECTOR INDEPENDENCE

Our Board has affirmatively determined that each of Andris A. Baltins, Brian P. Cassidy, Mary J. George, Daniel G. Kilpatrick, Michael W. Malone, Jeffrey A. Marcus and K. Dillon Schickli is independent, as defined under rules of the New York Stock Exchange (the "NYSE"). The Board previously determined that Jeffrey A. Marcus and Howard A. Kosick were independent as defined under the rules of the NYSE. In evaluating and determining the independence of the directors, the Board considered that Camping World may have certain relationships with its directors. Specifically, the Board considered that Brian P. Cassidy, Daniel G. Kilpatrick and Jeffrey A. Marcus are affiliated with Crestview Partners II GP, L.P., which is the beneficial owner of outstanding shares of Common Stock representing approximately 18.1% of combined voting power as of March 20, 2020. The Board also considered that Andris A. Baltins is a member of Kaplan, Strangis and Kaplan, P.A., a law firm that provides legal services to the Company from time to time. The Board determined that these relationships do not impair the foregoing directors' independence from us and our management.

CONTROLLED COMPANY EXEMPTION

Pursuant to the terms of the Voting Agreement, Marcus A. Lemonis, through his beneficial ownership of our shares directly or indirectly held by ML Acquisition and ML RV Group, and certain funds controlled by Crestview Partners II GP, L.P., in the aggregate, have more than 50% of the voting power for the election of directors, and, as a result, we are considered a "controlled company" for the purposes of the NYSE listing requirements. As such, we qualify for, and rely on, exemptions from certain corporate governance requirements. As a result, we are not subject to certain corporate governance requirements, including that a majority of our Board consists of "independent directors," as defined under the rules of the NYSE. In addition, we are not required to have a nominating and corporate governance committee or compensation committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities or to conduct annual performance evaluations of the nominating and corporate governance and compensation committees. In the future, we may elect to rely on such exemptions. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

If at any time we cease to be a "controlled company" under the rules of NYSE, our Board intends to take all action necessary to comply with the NYSE corporate governance rules.

CORPORATE GOVERNANCE

DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be included in the Voting Agreement and any other stockholders agreement to which we are a party.

To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates' independence from us and potential conflicts of interest, and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as director.

Under the Voting Agreement, ML Acquisition has been deemed to have designated Messrs. Adams, Baltins and Schickli, and ML RV Group has been deemed to have designated Mr. Lemonis, for the applicable elections to our Board. Crestview has been deemed to have designated Messrs. Cassidy and Kilpatrick for the applicable elections to our Board.

In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider (i) minimum individual qualifications, including a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments and (ii) all other factors it considers appropriate, which may include experience in corporate management, experience as a board member of other public companies, relevant professional or academic experience, leadership skills, financial and accounting background, executive compensation background and whether the candidate has the time required to fully participate as a director of the Company. In particular, experience, qualifications or skills in the following areas are particularly relevant: retail merchandising; marketing and advertising; consumer goods; sales and distribution; accounting, finance, and capital structure; strategic planning and leadership of complex organizations; legal/regulatory and government affairs; people management; communications and interpersonal skills and board practices of other major corporations. Our Corporate Governance Guidelines provide that the Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company's business and structure. Our Nominating and Corporate Governance Committee has a formal policy with respect to diversity and believes that our Board, taken as a whole, should embody diverse skills, experiences, backgrounds, races and genders.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Camping World Holdings, Inc., 250 Parkway Drive,

CORPORATE GOVERNANCE

Suite 270, Lincolnshire, Illinois 60069. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM INTERESTED PARTIES

Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the Board, the chairperson of any of the Audit, Nominating and Corporate Governance, and Compensation Committees, or to the independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 250 Parkway Drive, Suite 270, Lincolnshire, Illinois 60069, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Board exercises its discretion in combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Currently, the roles are combined, with Mr. Lemonis serving as Chairman of the Board and Chief Executive Officer. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is best for our company and its stockholders at this time because it promotes unified leadership by Mr. Lemonis and allows for a single, clear focus for management to execute the Company's strategy and business plans. Our Board is comprised of individuals with extensive experience in finance, the retail industry and public company management. For these reasons and because of the strong leadership of Mr. Lemonis as Chairman of the Board and Chief Executive Officer, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to consider whether the positions of Chairman of the Board and Chief Executive Officer should be separated or combined at any given time as part of our succession planning process.

Our Corporate Governance Guidelines provide that, if the Company does not qualify as a "controlled company" under the NYSE rules, whenever our Chairman of the Board is also our Chief Executive Officer or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead director whose responsibilities include presiding over all meetings of the Board at which the Chairman is not present, including any executive sessions of the independent directors; approving meeting schedules and agendas; and acting as the liaison between the independent directors and the Chairman of the Board, as appropriate. The full list of responsibilities of our lead director may be found in our Corporate Governance Guidelines. We currently do not have a lead director as we qualify as a controlled company under the NYSE rules.

Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. Our Board oversees the implementation of risk mitigation strategies by management and encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face, including cybersecurity risks. Throughout the year, senior

CORPORATE GOVERNANCE

management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Board administers this oversight function, including the oversight of cybersecurity risks, directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. The Board does not believe that its role in the oversight of our risks affects the Board's leadership structure.

ANTI-HEDGING POLICY

Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from engaging in all hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involving the Company's equity securities.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. A copy of the code is available on our website at www.campingworld.com in the "Governance" section of the "Investor Relations" page. We expect that any amendments to the code, or any waivers of its requirements, that are required to be disclosed by SEC or NYSE rules will be disclosed on our website.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were 7 meetings of the Board during the fiscal year ended December 31, 2019. During the fiscal year ended December 31, 2019, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which is available on our website at www.campingworld.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that, absent compelling circumstances, directors will attend. All of our directors except one attended last year's annual meeting.

EXECUTIVE SESSIONS

The independent members of the Board meet in regularly scheduled executive sessions. Such meetings are presided over by a director selected on a meeting-by-meeting basis by a majority of the independent directors present.

Committees of the Board

Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance

Stephen Adams
Andris A. Baltins			Chair
Brian P. Cassidy			X
Mary J. George	X	Chair	X
Daniel G. Kilpatrick
Marcus A. Lemonis
Michael W. Malone	X
Brent L. Moody
K. Dillon Schickli	Chair	X

AUDIT COMMITTEE

Our Audit Committee's responsibilities include, but are not limited to:

  •
  appointing, retaining, overseeing, approving the compensation of, and assessing the independence of our independent registered public accounting firm and any other registered public accounting firm that may be engaged for audit, attestation and related services;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  discussing the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

  •
  discussing with the independent registered public accounting firm audit problems or difficulties;

  •
  discussing our risk assessment and management policies;

  •
  reviewing and approving related person transactions;

  •
  reviewing and pre-approving audit and non-audit services proposed to be performed by the independent registered public accounting firm, as further described on page 18 of this proxy statement; and

  •
  establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters.

COMMITTEES OF THE BOARD

The Audit Committee charter is available on our website at www.campingworld.com. The current members of the Audit Committee are K. Dillon Schickli, Mary J. George and Michael W. Malone, with Mr. Schickli serving as Chair. Our Board has affirmatively determined that each of Messrs. Schickli and Malone and Ms. George meets the definition of "independent director" for purposes of serving on an audit committee under Rule 10A 3 promulgated under the Exchange Act and the NYSE rules, including those related to Audit Committee membership. Howard A. Kosick also served on our Audit Committee prior to our 2019 Annual Meeting of Stockholders and met the definition of "independent director" for purposes of serving on an audit committee under Rule 10A 3 promulgated under the Exchange Act and the NYSE rules, including those related to Audit Committee membership.

The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of NYSE. In addition, our Board has determined that Mr. Schickli qualifies as an "audit committee financial expert," as such term is defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee met 10 times during the fiscal year ended December 31, 2019.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for, among other matters:

  •
  reviewing and setting or making recommendations to the Board regarding the compensation of the CEO and the other executive officers;

  •
  reviewing and approving or making recommendations to the Board regarding our cash and equity incentive plans and arrangements;

  •
  reviewing and making recommendations to the Board with respect to director compensation; and

  •
  reviewing and discussing with management our "Compensation Discussion and Analysis," if required by SEC rules.

Pursuant to the Compensation Committee's charter, which is available on our website at www.campingworld.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. The Compensation Committee may delegate its authority under its charter to a subcommittee as it deems appropriate from time to time. The Compensation Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, employee or adviser of the Company to meet with the Compensation Committee or any advisers engaged by the Compensation Committee. In addition to the foregoing and other authority expressly delegated to the Compensation Committee in the charter, the Compensation Committee may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the Compensation Committee, the Company's Amended and Restated Bylaws and applicable rules of NYSE. See "Executive Compensation—Executive Summary" and "Director Compensation—Narrative Disclosure to Director Compensation Table" below for more information on our processes and procedures for determining executive and director compensation.

COMMITTEES OF THE BOARD

The current members of our Compensation Committee are Mary J. George and K. Dillon Schickli, with Ms. George serving as Chair. Ms. George and Mr. Schickli each qualifies as an independent director under the NYSE's heightened independence standards for members of a compensation committee and as a "non-employee director" as defined in Section 16b-3 of the Exchange Act. Mr. Marcus served on the Compensation Committee prior to his resignation and qualified as an independent director under the NYSE's heightened independence standards for members of a compensation committee and as a "non-employee director" as defined in Section 16b-3 of the Exchange Act.

The Compensation Committee met 6 times during the fiscal year ended December 31, 2019.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is responsible for, among other matters:

  •
  identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board, except where the Company is legally required by contract, bylaw or otherwise to provide third parties with the right to designate directors, including pursuant to the Voting Agreement (for so long as such agreement is in effect);

  •
  reviewing, at least annually, the Board committee structure and, except where the Company is legally required by contract, bylaw or otherwise to provide third parties with the right to designate directors to serve on committees of the Board, including pursuant to the Voting Agreement (for so long as such agreement is in effect), recommending to the Board for its approval directors to serve as members of each committee;

  •
  overseeing the annual self-evaluations of management and the Board and its committees; and

  •
  developing and recommending to our Board a set of corporate governance guidelines and principles.

The Nominating and Corporate Governance Committee charter is available on our website at www.campingworld.com. Our Nominating and Corporate Governance Committee consists of Andris A. Baltins, Brian P. Cassidy and Mary J. George, with Mr. Baltins serving as Chair. Each of Messrs. Baltins and Cassidy and Ms. George qualifies as independent under the rules of NYSE. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.

The Nominating and Corporate Governance Committee met 2 times during the fiscal year ended December 31, 2019.

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis section discusses and analyzes the executive compensation program for our named executive officers for fiscal 2019. Our named executive officers for fiscal year 2019, which consist of our principal executive officer, our principal financial officer, and our only other two executive officers for fiscal year 2019, as well as an additional individual for whom disclosure would have been provided but for the fact that he was not serving as our executive officer at the end of the last completed fiscal year, were:

  •
  Marcus A. Lemonis, who serves as Chief Executive Officer and Chairman of the Board and is our principal executive officer;

  •
  Melvin Flanigan, who serves as Chief Financial Officer and Secretary and is our principal financial officer;

  •
  Brent L. Moody, who has served as President since September 27, 2018 and served as Chief Operating and Legal Officer prior to such date;

  •
  Tamara Ward, who has served as Chief Operating Officer since December 19, 2019 and served as Executive Vice President, Corporate Development prior to such date; and

  •
  Thomas F. Wolfe, who served as President, Good Sam Enterprises, LLC through August 1, 2019.

Mr. Wolfe retired from his employment with us effective August 1, 2019, following which he commenced providing consulting services to the Company. In connection with such transition, we entered into a Termination of Employment Agreement as well as a Consulting Agreement with Mr. Wolfe (respectively, the "Wolfe Termination Agreement" and the "Wolfe Consulting Agreement"), each as effective August 1, 2019.

As noted above, the Compensation Discussion and Analysis section describes our historical executive compensation program for our named executive officers as of the end of fiscal 2019. No material changes have been made to our compensation program since the end of fiscal 2019.

EXECUTIVE SUMMARY

Our Business and Strategy

We are America's largest retailer of RVs and related products and services. Our vision is to build a long-term legacy business that makes RVing fun and easy, and our Camping World and Good Sam brands have been serving RV consumers since 1966. We strive to build long-term value for our customers, employees, and shareholders by combining a unique and comprehensive assortment of RV products and services with a national network of RV dealerships, service centers and customer support centers along with the industry's most extensive online presence and a highly-trained and knowledgeable team of associates serving our customers, the RV lifestyle, and the communities in which we operate.

EXECUTIVE COMPENSATION

Fiscal Year 2019 Overall Performance

As reflected in the charts below, since 2015 through the year ended December 31, 2019, total revenue has increased from $3.3 billion to $4.9 billion (increasing 2.1% in 2019), net income (loss) has decreased from $170.8 million to $(120.3) million (decreasing $185.9 million in 2019), and Adjusted EBITDA has decreased from $245.9 million to $166.0 million (decreasing 46.9% in 2019).1

Revenues	Net Income (Loss)	Adjusted EBITDA

In 2019, and as described in the following sections, our named executive officers were compensated in a manner consistent with our financial performance.

Compensation Philosophy, Objectives and Rewards

Our executive compensation program has been designed to motivate, reward, attract and retain high caliber management deemed essential to ensure, and capitalize on, our success. The program seeks to closely align executive compensation with our short- and long-term business objectives, business strategy and company-wide financial performance.

We believe our compensation philosophy and program reflects the following general principles and objectives:

  •
  Attract and retain talent – The total compensation package is designed to attract, retain and motivate highly qualified executives capable of leading us to greater performance. Base salary and annual incentives provide a competitive annual total cash compensation opportunity in the short term and equity incentives provide a competitive opportunity over the long term.

  •
  Supportive of our mission and values – Compensation supports our mission to integrate and grow the company as a unified single enterprise. We inherently believe that we are most successful when we collaborate for the benefit of the overall business.

  •
  Aligned with stockholder interests – The interests of executives should align with the interests of our stockholders by tying their incentives to performance measures that correlate well with the creation of stockholder value.

1
Adjusted EBITDA is a non-GAAP measure. For a reconciliation of Adjusted EBITDA to net income, see "Non-GAAP Financial Measures" in Item 7 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

EXECUTIVE COMPENSATION

  •
  Balanced – Compensation plan designs promote a balance between annual and long-term business results in order to drive long-term stockholder value creation.

Process for Setting Executive Compensation

Upon becoming a public company, we adopted a written charter for our Compensation Committee that establishes, among other things, the Compensation Committee's purpose and its responsibilities with respect to executive compensation. The charter of the Compensation Committee provides that the Compensation Committee has the principal authority for, among other things, determining and approving, or recommending to our Board for approval, the compensation awards available to our named executive officers and is charged with reviewing our executive compensation, management development and succession and director compensation to ensure adherence to our compensation philosophies and objectives.

The Compensation Committee's annual process considers our financial performance, as well as the relative performance of the executive officers throughout the fiscal year. The timing of these determinations is set in order to enable the Compensation Committee to examine and consider our financial performance and relative performance of the executive officers during the previous fiscal year in establishing the upcoming fiscal year's compensation and performance goals. Throughout this process, the Compensation Committee receives input from the Chief Executive Officer.

Role of Compensation Consultant

The Compensation Committee is authorized to retain the services of executive compensation advisors, in its discretion, to assist with the establishment and review of our compensation programs and related policies. Beginning in April 2016, in connection with the preparation of our IPO, Meridian Compensation Partners, LLC ("Meridian") was retained by the Compensation Committee to provide guidance in establishing our executive compensation program as a public company and to develop a peer group of publicly traded companies in order to perform industry comparisons. Since our initial retainment of Meridian in 2016, the Compensation Committee has sought guidance from Meridian each year to assess the overall competitiveness of our existing executive compensation program and to provide recommendations for long-term equity incentive awards to our named executive officers (other than our Chief Executive Officer). Commencing in 2018, we also requested that Meridian review our director compensation program, including our equity incentive award grant practices to our directors. Meridian provided a benchmark study utilizing our established peer group companies. Our peer group includes companies we compete with for executive talent due to our industry overlap. The Compensation Committee takes size and revenue distinctions into consideration when reviewing the results of market data analysis. The Compensation Committee uses this information to evaluate how our pay practices compare to market practices. Meridian considered the following characteristics when determining the peer group:

  •
  Companies with retail sales of vehicles, recreational equipment and related items
  •
  Companies with 1/3x to 3x CWH's revenue, with range expanded to address available companies
  •
  Companies with market capitalizations that are within a reasonable range of CWH's market capitalization

EXECUTIVE COMPENSATION

We believe our peer group provides the Company and the Compensation Committee with a valid comparison and benchmark for our executive compensation program and governance practices. For fiscal 2019, the Compensation Committee retained our existing peer group comprised of the following publicly traded companies:

• Advance Auto Parts Inc.	• Dicks Sporting Goods Inc.	• O'Reilly Automotive Inc.
• Asbury Automotive Group Inc.	• Dorman Products Inc.	• Polaris Industries Inc.
• Autozone Inc.	• Group 1 Automotive Inc.	• Sonic Automotive Inc.
• Big 5 Sporting Goods Corp.	• Hibbett Sports Inc.	• Thor Industries Inc.
• Brunswick Corp.	• LCI Industries	• Tractor Supply Co.
• Cavco Industries Inc.	• Lithia Motors Inc.	• Winnebago Industries Inc.
• MarineMax Inc.

The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Meridian and has concluded that Meridian's work in 2019 has not raised any conflicts of interest.

Role of Management

The Chief Executive Officer recommends to the Compensation Committee compensation packages for executives who report directly to him, including the named executive officers other than himself. While the Compensation Committee utilized this information and valued management's observations with regard to compensation, the ultimate decisions regarding executive compensation are made by the Compensation Committee or the Board upon the recommendation of the Compensation Committee.

The current compensation levels of our executive officers, including the named executive officers, primarily reflect the varying roles and responsibilities of each individual, as well as the length of time each executive officer has been employed by the Company. As a result of the Compensation Committee's assessment of our Chief Executive Officer's role and responsibilities within the Company and Mr. Lemonis' election to forego cash compensation upon becoming a public company, there is a significant difference between his compensation level and those of our other executive officers.

Stockholder Say-On-Pay Votes

In connection with our Annual Meeting of Stockholders to be held on May 15, 2020, we will provide our stockholders with the opportunity to cast an advisory vote on executive compensation ("say-on-pay"). We are pleased that our shareholders, at a rate of approximately 99.3% of votes cast, overwhelmingly approved of our executive compensation program at our 2019 Annual Meeting of Stockholders. We will continue to consider the outcome of such "say-on-pay" vote when making compensation decisions regarding our named executive officers and determining compensation policies.

EXECUTIVE COMPENSATION

Elements of Our Executive Compensation Program

Historically, and through fiscal 2019, our executive compensation program generally consisted of the following elements: base salary, cash-based incentive compensation, equity-based compensation, severance pay and other benefits potentially payable upon termination of employment or change in control, health, welfare and retirement benefits and perquisites; each established as part of our program in order to achieve the compensation objective outlined below with respect to each element.

The following describes the primary components of our executive compensation program for each of our named executive officers, the rationale for that component, and how compensation amounts are determined.

Base Salaries

The base salaries of our named executive officers are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Although the Compensation Committee believes that a substantial portion of each executive officer's total compensation should be performance-based, the Compensation Committee also recognizes the importance of setting base salaries at levels that will attract, retain and motivate top talent.

In setting annual base salary levels, the Compensation Committee takes into account competitive considerations, individual performance, time in position, and internal pay equity. On a prospective basis, we intend to continue to evaluate the mix of base salary, short-term incentive compensation and long-term incentive compensation to appropriately align the interests of our named executive officers with those of our stockholders.

For fiscal year 2019, we placed emphasis on the long-term incentive compensation component and determined there would be no across-the-board increase to base salaries of our named executive officers from the base salaries provided in fiscal year 2018. However, in October 2019, the Compensation Committee determined that an increase to Mr. Flanigan's salary was appropriate and, accordingly, Mr. Flanigan's employment agreement was amended in to increase his salary to $350,000. Mr. Lemonis' base salary remained at $0 to reflect his request to the Compensation Committee that his compensation continue to be aligned with that of our investors and only arise from increases in our stock price.

With respect to fiscal year 2019, our named executive officers other than Mr. Lemonis were entitled to the base salaries noted below:

Named Executive Officer	2019 Base Salary
Melvin Flanigan	$275,410
Brent L. Moody	$250,000
Tamara Ward	$590,437
Thomas F. Wolfe(1)	$250,000

(1)
Mr. Wolfe retired from his employment effective August 1, 2019, following which he immediately commenced providing consulting services to the Company. Pursuant to the Wolfe Consulting Agreement, Mr. Wolfe is entitled to a monthly consulting fee of $10,000 in respect of such services.

EXECUTIVE COMPENSATION

Annual Performance-Based Cash Incentives

We believe that the payment of annual, performance-based cash compensation provides incentives necessary to retain executive officers and reward them for short-term company performance. Pursuant to their respective employment agreements, each of our named executive officers other than Mr. Lemonis is eligible to receive an annual performance-based cash bonus, with Messrs. Moody and Wolfe having an individual target expressed as a percentage of the full-year Company-wide consolidated target EBITDA and Mr. Flanigan and Ms. Ward having an individual target expressed as a percentage of their respective annual base salaries. Ms. Ward's employment agreement was entered into in December 2019 and, accordingly, Ms. Ward was not eligible to receive an annual bonus for fiscal year 2019, but she will be eligible to receive such bonuses in future years.

Messrs. Moody and Wolfe were each eligible to receive incentive draw payments from their annual bonuses throughout the year based upon our estimated EBITDA performance, with final incentive awards earned determined based on actual EBITDA performance for the year. After the year is completed, the interim amounts paid are reviewed against the actual incentive award earned and the applicable named executive officers receive a payout of the difference. If any overpayments to our named executive officers occur based on final results, those amounts will be repaid to the Company.

Based on the Company's audited financial results for 2019, the Company did not exceed the budgeted EBITDA goal of $354.0 million with final consolidated EBITDA performance of $166.0 million (reflecting Adjusted EBITDA). In accordance with the budgeted EBITDA performance goal, Messrs. Moody and Wolfe received bonus payments based on the formula set forth in their respective employment agreements, as adjusted downward towards year-end as appropriate based on the final EBITDA performance results and taking into account any applicable adjustments to our financial statements for prior years. Mr. Moody received incentive draw payments of $420,000 during the fiscal year 2019, with the remaining $44,842 of the fiscal 2019 incentive award paid in March 2020. Mr. Wolfe's fiscal 2019 incentive award was calculated based on the product of the EBITDA for the 12-month period ended the month preceding his retirement date, and adjusted until and prorated based on such retirement date.

Mr. Lemonis and Ms. Ward were not eligible to receive, and did not receive, any bonus payment for fiscal year 2019.

The amounts equal to the fiscal year 2019 incentive award amount actually earned by each named executive officer are set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

Named Executive Officer	Bonus Percentage	2019 Bonus Payout ($)

Brent L. Moody	0.28%	464,842
Thomas F. Wolfe(1)	0.175%	221,075

(1)
Pursuant to the Wolfe Termination Agreement, Mr. Wolfe's 2019 incentive award amount was adjusted until and prorated through August 1, 2019.

Pursuant to his 2019 employment agreement, Mr. Flanigan was eligible to earn an annual cash incentive bonus based on the achievement of certain pre-determined performance objectives specified

EXECUTIVE COMPENSATION

by the Company. With respect to 2019, Mr. Flanigan was eligible to receive target annual bonuses equal to 150% of his base salary. We determined that the applicable performance objectives for 2019 were achieved and as a result, Mr. Flanigan received an annual bonus payment, which was paid in March 2020.

The Senior Executive Incentive Bonus Plan, which governs the annual performance-based cash compensation to named executive officers as discussed above, also applies to certain other key employees and is intended as a retention tool by providing them with an opportunity to earn cash incentives based on our attainment of pre-established performance goals and to motivate covered key executives toward even greater achievement and business results.

Equity-Based Incentives

We view equity-based compensation as an important component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of our employees, including our executives, with those of our stockholders.

In connection with our IPO, our board of directors adopted, and our stockholders approved, the CWGS, Inc. 2016 Incentive Award Plan, or the "2016 Incentive Award Plan," pursuant to which we can make grants of incentive compensation to our employees, consultants and non-employee directors. Under the 2016 Incentive Award Plan, we can make grants in the form of stock options, which may be either incentive stock options or non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, divided equivalents and other stock or cash-based awards.

Commencing in fiscal 2017, the Compensation Committee has historically granted annual equity awards with respect to our Class A common stock to our executive officers in a manner consistent with our compensation philosophy as stated above.

In 2019, we granted Messrs. Flanigan and Moody and Ms. Ward restricted stock unit awards pursuant to our 2016 Incentive Award Plan as follows: (a) Mr. Flanigan was granted 62,500 restricted stock units on January 21, 2019 pursuant to his employment agreement, as well as an additional award of 60,000 restricted stock units on November 12, 2019; (b) Mr. Moody was granted 75,000 restricted stock units on November 19, 2019; and (c) Ms. Ward was granted an award of 50,000 restricted stock units on November 19, 2019. Such restricted stock unit awards granted to Messrs. Flanigan and Moody are scheduled to vest in three equal installments on each of the first three anniversaries of the vesting commencement date (January 21, 2019 for Mr. Flanigan's January grant and November 15, 2019 for Messrs. Flanigan and Moody's November grants, while Ms. Ward's award is scheduled to vest in four equal installments on each of the first four anniversaries of the vesting commencement date (November 15, 2019), in each case subject to the executive's continued employment through the applicable date.

Perquisites and Other Benefits

Certain of our named executive officers are provided with perquisites to aid in the performance of their respective duties and to provide competitive compensation with executives with similar positions and levels of responsibilities. Mr. Moody is provided with a company-owned car and the Company insures

EXECUTIVE COMPENSATION

the car, pays all registration, license, taxes and other fees on the car, reimburses Mr. Moody for all maintenance costs on the car and provides him gross up payments to cover the taxes on income imputed for personal use of the company-owned car. For additional information about the perquisites provided to our named executive officers, please see the "All Other Compensation" column of the Summary Compensation Table, and "Narrative to the Summary Compensation Table—Other Compensation Arrangements—Employee Benefits and Perquisites" below.

Health and Welfare Benefits

Our benefit programs are established based upon an assessment of competitive market factors and a determination of what is needed to attract, retain and motivate high caliber executives. Our full-time employees, including our named executive officers, are eligible to participate in our general health and welfare plans, including:

  •
  medical, dental and vision benefits;
  •
  medical and dependent care flexible spending accounts;
  •
  short-term and long-term disability insurance; and
  •
  life insurance.

We believe the general benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers. We do not provide any additional special benefits arrangements for our executive officers.

Deferred Compensation and Other Retirement Benefits

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we have the ability to make matching and profit-sharing contributions on a discretionary basis to eligible participants, up to a maximum of 6% of the employee's compensation. Employees and named executive officers are immediately vested in their individual contributions and vest 20% in their company matching and profit-sharing contributions after two years of service and an additional 20% for each year of service thereafter.

We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies. We did not make discretionary matching contributions to our named executive officers in fiscal year 2019. We do not currently maintain, and our named executive officers do not currently participate in or have a vested right to, any defined benefit pension plans, supplemental executive retirement plans, or other deferred compensation plans.

Employment Agreements and Severance Arrangements

The Compensation Committee believes it is in the Company's best interest to enter into employment agreements to attract talented executives to join our management team. The highly competitive market for key leadership positions means we otherwise may be at a competitive disadvantage in trying to hire

EXECUTIVE COMPENSATION

and retain key executives if we are not able to provide them the type of protection included in such agreements.

During fiscal 2019, we were party to employment agreements with each of our named executive officers. In addition, we entered into termination and consulting agreements with Mr. Wolfe in connection with his retirement, effective August 1, 2019, providing for the terms of his retirement and continued service with the Company as a consultant. The specific terms of these agreements are described below under the heading "Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Summary of Executive Compensation Arrangements—Employment Agreements." Each of the employment agreements (other than that for Mr. Lemonis) provide for severance arrangements in connection with a termination of employment of such named executive officer. As noted previously, Mr. Lemonis elected to forego the opportunity to receive severance payments upon a termination of employment to more closely align his compensation with the returns realized by our stockholders. The details of all named executive officer severance arrangements are described below under the heading "—Potential Payments Upon Termination or Change in Control." There is no general company severance policy in place for our employees.

Tax Considerations

As a general matter, our board of directors and the Compensation Committee review and consider the various tax and accounting implications of compensation programs we utilize.

Section 162(m) of the Internal Revenue Code ("Section 162(m)") generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to "covered individuals" (within the meaning of Section 162(m)), including their chief executive officer or an individual acting in such a capacity and certain other most highly compensated executive officers employed as of the end of the year. Prior to the Tax Cuts and Jobs Act of 2017 ("TCJA"), this limitation did not apply to compensation that was paid only if the executive's performance met pre-established objective goals based on performance criteria approved by our stockholders.

The TCJA repealed the exemption from Section 162(m)'s deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for TCJA transition relief applicable to certain arrangements in place as of November 2, 2017. Because of the ambiguities and uncertainties as to the interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the TCJA legislation repealing Section 162(m)'s exemption from the deduction limit, no assurance can be given that any compensation intended to satisfy the requirements for exemption from Section 162(m) will, in fact, do so. Accordingly, some portion of the compensation paid to a Company executive may not be tax deductible by us under Section 162(m).

Stock Ownership Guidelines

We adopted an executive stock ownership policy encouraging (a) our named executive officers other than Mr. Lemonis to hold, directly or indirectly, shares of our Class A common stock and/or interests in CWGS, LLC with a value equal to at least three times the value of the executive's annual base salary and (b) Mr. Lemonis to hold, directly or indirectly, shares of our Class A common stock and/or

EXECUTIVE COMPENSATION

interests in CWGS, LLC with a value equal to at least $5,000,000. We anticipate that each of our named executive officers who remained employed as of December 31, 2019 will meet their required level of holdings within five years of the date in which they become subject to the policy in accordance with our executive stock ownership policy.

Anti-Hedging Policy

Our insider trading compliance policy prohibits all employees, including our executive officers, and our directors from engaging in speculative transactions in our stock, including hedging transactions, short sales and pledges.

EXECUTIVE COMPENSATION

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

              The following table contains information about the compensation earned by each of our named executive officers during our most recently completed fiscal years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(6)	Total ($)

Marcus A. Lemonis	2019	—	—	—	—	9,634	9,634

Chief Executive Officer	2018	—	—	—	—	9,109	9,109

and Chairman of the Board	2017	—	—	—	—	14,272	14,272

Melvin Flanigan	2019	275,410	—	1,603,309	375,000	—	2,253,719

Chief Financial Officer

And Secretary

Brent L. Moody	2019	250,000	—	834,945	464,842	55,021	1,604,808

President	2018	250,000	—	1,295,000	731,788	55,021	2,331,809

	2017	250,000	—	5,872,200	1,037,674	57,081	7,216,955

Tamara Ward(1)	2019	590,437(3)	—	542,350	—	17,375	1,150,162

Chief Operating Officer

Thomas F. Wolfe	2019	157,692(3)	—	—	221,075(5)	50,000	428,768

President, Good Sam	2018	250,000	—	1,295,000	457,368	—	2,002,368

Enterprises, LLC(2)	2017	250,000	—	4,509,150	648,547	—	5,407,697

(1)
Ms. Ward commenced serving as our Chief Operating Officer on December 19, 2019 and served as Executive Vice President, Corporate Development prior to such date.

(2)
Mr. Wolfe served as President, Good Sam Enterprises, LLC until retiring from his employment effective August 1, 2019. Immediately following his retirement, Mr. Wolfe commenced providing consulting services to the Company.

(3)
Amounts reflect the (a) actual base salary paid to Mr. Wolfe prior to the date of his retirement, and (b) the total amount of base salary paid to Ms. Ward in 2019, including in respect of her employment with the Company prior to assuming the role of Chief Operating Officer.

(4)
Amounts set forth in this column represent the aggregate grant date fair value of stock awards granted in 2019 to our named executive officers determined in accordance with ASC Topic 718. See Note 20—Equity-based Compensation Plans of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for the assumptions used in valuing such awards.

(5)
Amounts reflect proration of incentive compensation payable to Mr. Wolfe in 2019, based on Mr. Wolfe's retirement date.

EXECUTIVE COMPENSATION

(6)
Amounts in this column include the following for fiscal 2019:

All Other Compensation

Name	Personal Use of Company Car ($)	Tax Gross-Up Payments (Company Car) ($)	Tax Gross-Up Payments (Health Insurance) ($)	Consulting Fees	Total ($)

Marcus A. Lemonis	—	—	9,634		9,634

Melvin Flanigan	—	—	—	—	—

Brent L. Moody	30,647	24,374	—	—	55,021

Tamara Ward	11,872	5,503	—	—	17,375

Thomas F. Wolfe	—	—	—	50,000	50,000

Grants of Plan-Based Awards in Fiscal 2019

              The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2019 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Stock Awards

Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($) (2)

Melvin Flanigan			375,000

	01/21/2019				62,500	1,001,875

	11/12/2019				60,000	601,434

Brent L. Moody			991,200

	11/19/2019				75,000	834,945

Tamara Ward			—

	11/19/2019				50,000	542,350

(1)     There are no threshold or maximum bonus payout opportunities for Messrs. Moody and Flanigan, or for Ms. Ward. Mr. Moody is entitled to incentive compensation payouts during fiscal 2019 based on achievement of consolidated EBITDA targets. Pursuant to their employment agreements, Mr. Flanigan and Ms. Ward are each eligible to receive an annual bonus with a target opportunity equal to 150% of their respective base salary each year based on the achievement of certain performance objectives determined by the Company, but, as described above, Ms. Ward was not entitled to such a bonus for 2019. See "—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Summary of Executive Compensation Arrangements—Annual Incentive Compensation" for further information regarding the determination of amounts payable to each of Messrs. Moody and Flanigan and Ms. Ward for fiscal year 2019.

(2)     Amounts set forth in this column represent the aggregate grant date fair value of stock awards granted in 2019 to our named executive officers determined in accordance with ASC Topic 718. See Note 20—Equity-Based Compensation Plans of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for the assumptions used in valuing such awards.

EXECUTIVE COMPENSATION

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Summary of Executive Compensation Arrangements

Employment Agreements

We were party to employment agreements with each of our named executive officers in 2019. The specific terms of each agreement relating to term of employment, position, base salary and bonus compensation are set forth herein. Each of the named executive officers' employment agreements other than that of Mr. Lemonis includes a severance arrangement, the details of which are described below under the heading "Severance Arrangements" following the "—Potential Payments Upon Termination or a Change in Control" table.

Marcus A. Lemonis.

We are party to an employment agreement with the Chairman and Chief Executive Officer of the Company and CWGS, LLC, Mr. Lemonis, with a term of employment effective upon the consummation of our IPO and ending on the third anniversary thereof, subject to automatic one-year extensions provided neither party provides written notice of non-extension within ninety days of the expiration of the then-current term. Mr. Lemonis elected not to renew his prior employment agreement at the conclusion of the initial five year term in favor of eliminating all base salary, annual incentive compensation and equity-based compensation awards following our IPO due to his significant ownership interest in the Company. Mr. Lemonis also agreed that he will not be eligible for any cash severance payments under the terms of his current employment agreement; however, he is eligible for COBRA premium payments for 18 months following his termination.

Melvin Flanigan.

We are party to an employment agreement with Mr. Flanigan, with a term of employment effective January 1, 2019 and ending on December 31, 2021. Under the terms of his employment agreement, Mr. Flanigan serves as Chief Financial Officer and Secretary of the Company and CWGS, LLC and is eligible to receive an annual base salary of $250,000 and an annual incentive bonus with a target opportunity of 150% of his base salary, as well as an award of 62,500 restricted stock units to be granted within 30 days after January 1, 2019. Mr. Flanigan's employment agreement provides for severance outlined below under "—Severance Arrangements." Effective October 1, 2019, Mr. Flanigan's employment agreement was amended to increase his annual base salary to $350,000.

Brent L. Moody.

We are party to an employment agreement with Mr. Moody, with a term of employment effective June 10, 2016 and ending on December 31, 2020, subject to automatic one-year extensions provided neither party provided notice of non-extension within ninety days of the expiration of the then-current term. Under the terms of his employment agreement, Mr. Moody serves as Chief Operating and Legal Officer of the Company and CWGS, LLC and is eligible to receive an annual base salary of $250,000 and an annual incentive bonus equal to 0.28% of consolidated EBITDA. Mr. Moody's employment agreement provides for severance outlined below under "—Severance Arrangements."

EXECUTIVE COMPENSATION

Tamara Ward.

We are party to an employment agreement with Ms. Ward, with a term of employment effective December 19, 2019 and ending on December 31, 2022. Under the terms of her employment agreement, Ms. Ward serves as Chief Operating Officer of the Company and CWGS, LLC and is eligible to receive an annual base salary of $350,000 and an annual incentive bonus with a target opportunity of 150% of her base salary. Ms. Ward's employment agreement provides for severance outlined below under "—Severance Arrangements."

Thomas F. Wolfe.

We were party to an employment agreement with Mr. Wolfe, with a term of employment effective June 10, 2016 and ending on February 15, 2020. Under the terms of his employment agreement, Mr. Wolfe served as President, Good Sam Enterprises LLC and, prior to January 1, 2019, as the Executive Vice President and Chief Financial Officer of the Company and CWGS, LLC and was eligible to receive an annual base salary of $250,000 and an annual incentive bonus equal to 0.175% of consolidated EBITDA, subject to a guaranteed minimum total compensation in any given year (between base salary and annual incentive compensation) of $350,000.

In connection with Mr. Wolfe's retirement, we entered into the Wolfe Termination Agreement, which sets forth the terms of Mr. Wolfe's retirement benefits. Such benefits are described below under "—Severance Arrangements."

Effective August 1, 2019, we became a party to the Wolfe Consulting Agreement, pursuant to which we engaged Mr. Wolfe to provide transition and advisory services for a term of three years, provided that either party may terminate the agreement for any reason prior to the end of the term with sixty days' prior written notice . Under the Wolfe Consulting Agreement, Mr. Wolfe is eligible to receive a monthly retainer of $10,000; provided, that in the event the agreement is terminated prior to the expiration of the term, Mr. Wolfe will be entitled to receive an amount equal to the excess of $350,000 over the total amount previously paid to Mr. Wolfe under the agreement prior to such termination.

Annual Incentive Compensation

Pursuant to the terms of their respective employment agreements, each of Messrs. Moody and Wolfe received a bonus payable through monthly or bi-monthly draws with respect to fiscal year 2019 based on a target initial budgeted consolidated EBITDA performance for 2019 of $354.0 million, reduced towards year-end and ultimately subject to adjustment up or down and "true ups" or deductions for any underpayments or overpayments, as applicable, with Mr. Wolfe's payments prorated based on the date of his retirement.2 Pursuant to the terms of his employment agreement, Mr. Lemonis is not entitled to receive a bonus.

For fiscal 2019, consolidated EBITDA (which is the same as Adjusted EBITDA as defined in the Company's 10-K for the fiscal year ended December 31, 2019) was $166.0 million, or 46.9% of budgeted consolidated EBITDA.2 As a result, each of Messrs. Moody and Wolfe received final-adjusted payouts based on their respective bonus percentages equal to $464,842 and $221,075, respectively.

2
Consolidated EBITDA is a non-GAAP measure. For a reconciliation of Adjusted EBITDA (which is the same as consolidated EBITDA) to net income, see "Non-GAAP Financial Measures" in Item 7 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

EXECUTIVE COMPENSATION

Pursuant to the terms of his employment agreement, Mr. Flanigan was eligible to receive an annual bonus with a target opportunity equal to 150% of his base salary based on the achievement of certain performance objectives determined by the Company. For fiscal 2019, Mr. Flanigan received an annual bonus of $375,000, which is equal to 100% of his target bonus.

In 2019, Ms. Ward did not receive an annual bonus. Pursuant to the terms of her employment agreement, starting in 2020, Ms. Ward will be eligible to receive an annual bonus with a target opportunity equal to 150% of her base salary based on the achievement of certain performance objectives determined by the Company.

Perquisites

Pursuant to their respective employment agreements, each of our named executive officers are entitled to reimbursement of all reasonable business expenses incurred, including reimbursement of portable phone expenses.

Mr. Moody and Ms. Ward are also provided a Company-owned vehicle suitable for the executive's respective business and personal use and the Company also directly pays the sales tax, insurance and any license fees or tags for such vehicles on behalf of Mr. Moody and Ms. Ward. Mr. Moody and Ms. Ward received gross-up payments for the income taxes associated with the Company-provided vehicle and associated costs. Mr. Lemonis receives only gross-up payments relating to the Company's payment of the full premium cost of health coverage on Mr. Lemonis' behalf.

Restrictive Covenants

Pursuant to their respective employment agreements, each of Messrs. Flanigan, Moody and Wolfe and Ms. Ward is subject to non-competition restrictions after termination of the executive's respective employment for a period of 18-months, 24-months, 18-months and 18-months, respectively. All such restrictions restrict competition by the named executive officers within the continental United States, with the exception that, for any termination by Mr. Flanigan or Ms. Ward due to a material default of his or her respective employment agreement, such competition restrictions shall not apply, and for any termination of Mr. Moody without cause (as defined in his employment agreement) or by Mr. Moody due to a material default of his respective employment agreement (that remains uncured for 10 days), the competition restrictions extend to any site located within one hundred (100) miles of any location where the Company or its affiliates sells, repairs or services recreational vehicles or parts and accessories during his term of employment.

Pursuant to his employment agreement, Mr. Lemonis is subject to non-competition restrictions after termination of employment for a period of 12-months, restricting "competitive activities" (as defined in his employment agreement) while permitting his pursuit of certain investments that are not involved in competitive activities, such as reality television shows, speaking engagements and endorsement arrangements.

Pursuant to their respective employment agreements, Mr. Lemonis is subject to non-solicitation of customers and clients as well as non-solicitation of former employees for a 12-month period after termination of employment and each of Messrs. Flanigan, Moody and Wolfe and Ms. Ward is subject to non-solicitation of employees or consultants for a 12-month period after termination of employment.

EXECUTIVE COMPENSATION

In addition, Mr. Lemonis, Mr. Flanigan and Ms. Ward's employment agreement also provides for confidentiality provisions and Mr. Lemonis' agreement provides for a non-disparagement provision.

Equity Compensation

In 2019, we granted each of Messrs. Flanigan and Moody and Ms. Ward restricted stock unit awards pursuant to our 2016 Incentive Award Plan as described above under "Elements of our Executive Compensation Program—Equity-Based Incentives."

Other Elements of Compensation

Retirement Plans

We currently maintain a 401(k) tax-qualified retirement plan (the "401(k) Plan") that provides eligible employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Participants are able to defer up to 75% of their eligible compensation subject to applicable annual Internal Revenue Code limits. All participants' interests in their deferrals are 100% vested when contributed. The 401(k) Plan permits us to make matching and profit-sharing contributions on a discretionary basis to eligible participants. We did not make any discretionary matching contributions to our named executive officers or any profit sharing contributions in fiscal year 2019.

Tax Gross-Ups

Other than the gross-ups payments made to Mr. Moody and Ms. Ward to cover the personal income taxes associated with each such executive's personal use of Company-provided cars and the gross-up payment made to Mr. Lemonis to cover health insurance costs, we generally do not make any other gross-up payments to cover our named executive officers' personal income taxes that may pertain to the compensation or other perquisites paid or provided by the Company.

Outstanding Equity Awards at 2019 Fiscal Year End

As of December 31, 2019, each of Messrs. Flanigan, Moody and Wolfe and Ms. Ward held restricted stock units with respect to our Class A common stock granted pursuant to our 2016 Incentive Award

EXECUTIVE COMPENSATION

Plan. The table below provides additional detail regarding all such equity awards outstanding as of fiscal year-end.

	Stock Awards
Name	Number of RSUs That Have Not Vested (#)		Market Value of RSUs That Have Not Vested ($)(1)
Melvin Flanigan	62,500	(2)	921,250
	60,000	(3)	884,400
Brent L. Moody	20,000	(4)	294,800
	50,000	(5)	737,000
	37,500	(6)	552,750
	75,000	(7)	1,105,500
Tamara Ward	15,000	(8)	221,100
	11,250	(6)	165,825
	50,000	(9)	737,000
Thomas F. Wolfe	15,000	(4)	221,100
	38,750	(5)	571,175
	37,500	(6)	552,750

(1)
Amounts represent the market values of the outstanding restricted stock units, calculated using the closing price of our ordinary shares at fiscal year-end, or $14.74, multiplied by the number of units that have not yet vested. Upon a termination of the executive's service within the 12-month period following a change in control (as defined in the 2016 Incentive Award Plan) or upon the executive's death or disability, the unvested portion of the grant shall fully vest.

(2)
Amounts represent the number of restricted stock units granted to the executive on January 21, 2019 that had not yet vested. One third of the award vests on the first three anniversaries of the grant date. Upon a termination of the executive's service within the 12-month period following a change in control (as defined in the 2016 Incentive Award Plan) or upon the executive's death or disability, the unvested portion of the grant shall fully vest.

(3)
Amounts represent the number of restricted stock units granted to the executive on November 12, 2019 that had not yet vested. One third of the award vests on the first three anniversaries of November 15, 2019. Upon a termination of the executive's service within the 12-month period following a change in control (as defined in the 2016 Incentive Award Plan) or upon the executive's death or disability, the unvested portion of the grant shall fully vest.

(4)
Amounts represent the number of restricted stock units granted to the executive on May 24, 2017 that had not yet vested. One third of the award vests on each of the first three anniversaries of the grant date. Upon a termination of the executive's service within the 12-month period following a change in control (as defined in the 2016 Incentive Award Plan) or upon the executive's death or disability, the unvested portion of the grant shall fully vest.

(5)
Amounts represent the number of restricted stock units granted to the executive on November 15, 2017 that had not yet vested. One quarter of the award vests on the first four anniversaries of the grant date. Upon a termination of the executive's service within the 12-month period following a change in control (as defined in the 2016 Incentive Award Plan) or upon the executive's death or disability, the unvested portion of the grant shall fully vest.

EXECUTIVE COMPENSATION

(6)
Amounts represent the number of restricted stock units granted to the executive on July 11, 2018 that have not yet vested. One quarter of the award vests on the first four anniversaries of the grant date. Upon a termination of the executive's service within the 12-month period following a change in control (as defined in the 2016 Incentive Award Plan) or upon the executive's death or disability, the unvested portion of the grant shall fully vest.

(7)
Amounts represent the number of restricted stock units granted to the executive on November 19, 2019 that had not yet vested. One third of the award vests on the first three anniversaries of November 15, 2019. Upon a termination of the executive's service within the 12-month period following a change in control (as defined in the 2016 Incentive Award Plan) or upon the executive's death or disability, the unvested portion of the grant shall fully vest.

(8)
Amounts represent the number of restricted stock units granted to the executive on November 15, 2017 that have not yet vested. One fifth of the award vests on the first five anniversaries of the grant date. Upon a termination of the executive's service within the 12-month period following a change in control (as defined in the 2016 Incentive Award Plan) or upon the executive's death or disability, the unvested portion of the grant shall fully vest.

(9)
Amounts represent the number of restricted stock units granted to the executive on November 19, 2019 that have not yet vested. One quarter of the award vests on the first four anniversaries of November 15, 2019. Upon a termination of the executive's service within the 12-month period following a change in control (as defined in the 2016 Incentive Award Plan) or upon the executive's death or disability, the unvested portion of the grant shall fully vest.

Fiscal Year 2019 Option Exercises and Stock Vested

The following table summarizes the vesting of stock applicable to our named executive officers during fiscal year 2019.

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Brent L. Moody	102,500	$1,499,850
Tamara Ward	13,750	$190,650
Thomas F. Wolfe	81,250	$1,179,319

(1)
Represents the closing stock price on the NYSE on the vesting date multiplied by the number of shares underlying the executive's restricted stock unit grant that vested.

Pension Benefits and Non-Qualified Deferred Compensation

We do not sponsor nor maintain, and our named executive officers do not currently participate in, any tax-qualified defined benefit or supplemental executive retirement plans. Our named executive officers participate in our tax-qualified 401(k) retirement savings plan, pursuant to which we have the ability to make matching and profit-sharing contributions on a discretionary basis to eligible participants. Employees and named executive officers are immediately vested in their contributions. We do not provide discretionary matching contributions to any of our named executive officers.

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In this section, we describe payments that may be made to our named executive officers upon several events of termination, assuming the termination event occurred on the last day of fiscal year 2019 (except as otherwise noted). The payments that may be made to Mr. Wolfe reflect those that would be payable pursuant to the Wolfe Consulting Agreement in connection with his termination of service as a consultant, as Mr. Wolfe's employment with us terminated effective August 1, 2019.

Name/Form of Compensation	With Cause ($)	Without Cause ($)		Qualifying Resignation ($)		Death or Disability ($)		Change in Control Qualifying Termination ($)

Marcus A. Lemonis
Severance	—	—		—		—		—
Incentive Compensation	—	—		—		—		—
Continuation of Benefits	—	13,641	(1)	—		—		—
Equity Acceleration	—	—		—		—		—
Total	—	13,641		—		—		—
Melvin Flanigan
Severance	—	875,000	(2)	875,000	(5)	—		—
Incentive Compensation	—	375,000	(3)	375,000	(3)	375,000	(3)	—
Continuation of Benefits	—	26,723	(1)	26,723	(1)
Equity Acceleration	—	1,805,650	(4)	1,805,650	(4)	1,805,650	(6)	1,805,650	(7)
Total	—	3,032,373		3,032,373		2,180,650		1,805,650
Brent L. Moody
Severance	—	1,454,419	(8)	1,454,419	(8)(5)	—		—
Incentive Compensation	—	57,210	(3)	57,210	(3)	—		—
Continuation of Benefits	—	31,028	(1)	31,028	(1)	—		—
Equity Acceleration	—	—		—		2,690,050	(6)	2,690,050	(7)
Total	—	1,126,723		1,126,723
Tamara R. Ward
Severance	—	875,000	(2)	875,000	(5)	—		—
Incentive Compensation	—	—		—		—		—
Continuation of Benefits	—	—	(1)	—	(1)	—		—
Equity Acceleration	—	—		—		1,123,925	(6)	1,123,925	(7)
Total	—	350,000		350,000
Thomas F. Wolfe
Severance(8)	—	300,000		300,000		300,000		300,000
Incentive Compensation	—	—		—		—		—
Continuation of Benefits	—	—		—		—		—
Equity Acceleration	—	—		—		1,345,025	(6)	1,345,025	(7)
Total	—	300,000		300,000		1,645,025		1,645,025

(1) Represents eighteen (18) months of continued payments of health coverage premiums under COBRA at the fiscal 2019 COBRA premium rate, assuming the named executive officer timely elects to receive the benefits. Although she is entitled to them under her employment agreement, Ms. Ward has not elected to receive benefits and thus would not be eligible for continuation of benefits.

(2) Severance payment reflects the sum of (i) one year of base salary ($350,000 for each of Mr. Flanigan and Ms. Ward) plus (ii) the executive's target annual bonus amount with respect to 2019 ($525,000 for each of Mr. Flanigan and Ms. Ward). Out of an abundance of caution, Ms. Ward's target bonus amount is included in her severance notwithstanding that, as described above, the Compensation Committee determined that Ms. Ward was not entitled to an annual bonus for 2019.

(3) For Mr. Flanigan, the amount represents the annual bonus amount, which shall be equal to the target bonus amount assuming Mr. Flanigan's employment terminates on December 31, 2019. For Mr. Moody, amount is equal to the product of Mr. Moody's applicable bonus percentage (0.28%) multiplied by the consolidated EBITDA of

EXECUTIVE COMPENSATION

$170,432,000 for the 12-month period ending on November 30, 2019 (the last day of the calendar month immediately preceding the date of termination), less incentive draws made during fiscal year 2019 ($420,000).

(4) Amounts reflect full vesting of all unvested restricted stock units granted to Mr. Flanigan under his employment agreement.

(5) Amounts payable only upon a resignation of employment due to a material default of the applicable employment agreement that remains uncured beyond the 10 day cure period.

(6) Amounts reflect full vesting of all unvested restricted stock units, assuming the named executive officer's employment (or service for Mr. Wolfe) terminates on December 31, 2019 due to death or Disability (as such term is defined in the applicable equity award agreement).

(7) Amounts reflect full vesting of all unvested restricted stock units, assuming the named executive officer's employment (or service for Mr. Wolfe) terminates on December 31, 2019, provided such termination is a termination without cause occurring during the twelve (12) month period immediately following a change in control (as defined in the 2016 Incentive Award Plan).

(8) Severance payment reflects the $300,000 that would have been payable under Mr. Wolfe's consulting arrangement in the event of the termination of his service on December 31, 2019.

Severance Arrangements

We maintain compensation and benefit plans and arrangements that provide payment of compensation to our named executive officers in the event of certain terminations of employment or a change in control of the Company. The amount of compensation payable to each named executive in these situations is described below.

Pursuant to his or her respective employment agreement, upon a termination of employment for any reason, each of our named executive officers is entitled to receive such executive's base salary for the applicable year through the date of termination, any accrued and unused vacation or paid time off through the date of termination and reimbursement of any business expenses incurred in the ordinary course of business through the date of termination.

Pursuant to their respective employment agreements, Messrs. Moody and Flanigan and Ms. Ward are each also entitled to certain severance payments upon a termination of employment, conditioned upon the execution and nonrevocation of a release of claims in favor of the Company. Mr. Lemonis is not entitled to severance pay and is eligible only to receive payment of COBRA premiums following his termination. Mr. Wolfe retired from the Company effective August 1, 2019, and will be entitled to receive certain separation benefits as described below.

For purposes of Mr. Lemonis' employment agreement, "cause" means his (A) gross negligence or willful misconduct, or willful failure to substantially perform his duties under the employment agreement (other than due to physical or mental illness or incapacity); (B) conviction of, or plea of guilty or nolo contendere to, or confession to (1) a misdemeanor involving moral turpitude or (2) a felony (or the equivalent of a misdemeanor or felony in a jurisdiction other than the United States); (C) willful breach of a material provision of Mr. Lemonis' employment agreement; (D) willful violation of the Company's written policies that the Board determines is detrimental to the best interests of the Company; (E) fraud or misappropriation, embezzlement or material misuse of funds or property belonging to the Company; or (F) use of alcohol or drugs that interferes with the performance of his

EXECUTIVE COMPENSATION

duties under his employment agreement; provided that Mr. Lemonis has a 10-day period to cure the events or occurrences under (A), (C), (D) or (F), to the extent such events are curable.

For purposes of each of Messrs. Flanigan and Moody's and Ms. Ward's employment agreements, "cause" means the occurrence of (A) the named executive officer's breach of such executive's employment agreement in any material respect, which breach is not cured by, or is not capable of being cured, within ten (10) days after written notice of such breach has been delivered to the named executive officer; (B) engagement in misconduct (including violation of our Company policies) that is materially injurious to the Company as reasonably determined by the Board; (C) conviction of (i) any felony or (ii) any misdemeanor involving a crime of moral turpitude, theft or fraud; (D) use of illegal substances; or (E) knowing falsification or cause to be falsified, in any material respect, the financial records and financial statements of the Company.

    Marcus A. Lemonis.

Upon a termination of employment by the Company without cause (as defined above) other than due to death or disability, Mr. Lemonis is entitled to receive, upon his timely election, payments of COBRA premiums for 18 months following such termination.

Mr. Lemonis is not entitled to receive any severance payments upon a termination of employment due to death or disability.

    Melvin Flanigan.

Upon termination of Mr. Flanigan due to death or disability, Mr. Flanigan (or his heirs and assigns) is entitled to receive (a) his annual bonus for the prior calendar year to the extent not yet paid and the amount that would be payable as if his employment had not terminated, (b) his target annual bonus for the calendar year in which his employment is terminated, prorated based on the number of days Mr. Flanigan was employed during such year (with payment to be made within 90 days following such termination), and (c) full acceleration of the RSUs granted to Mr. Flanigan pursuant to his employment agreement.

Upon a termination of employment of Mr. Flanigan without cause (as defined above) or due to a material default of his employment agreement (that remains uncured beyond the 10 day cure period), Mr. Flanigan is entitled to receive, subject to execution and delivery of a release, (a) his annual bonus for the prior calendar year to the extent not yet paid and the amount that would be payable as if his employment had not terminated, (b) his target annual bonus for the calendar year in which his employment is terminated, prorated based on the number of days Mr. Flanigan was employed during such year (with payment to be made within 90 days following such termination), (c) full acceleration of the RSUs granted to Mr. Flanigan pursuant to his employment agreement, (d) payment for COBRA benefits for a period of eighteen (18) months following termination for Mr. Flanigan and any dependents covered immediately prior to termination and (e) an amount equal to the sum of (i) one year of the applicable base salary and (ii) his target annual bonus for the year in which termination occurs, payable over a one-year period.

EXECUTIVE COMPENSATION

    Brent L. Moody.

Upon termination of Mr. Moody due to death or disability, Mr. Moody (or his heirs and assigns) is entitled to receive any incentive compensation for the prior calendar year to the extent not yet paid and the amount that would be payable as if his employment had not terminated and any incentive compensation for the entire calendar year in which his employment is terminated to the extent the results for such year were attributable to Mr. Moody (provided such amount does not exceed the incentive bonus provided for the calendar year immediately preceding the termination).

Upon a termination of employment of Mr. Moody without cause (as defined above) or due to a material default of his employment agreement (that remains uncured beyond the 10 day cure period), Mr. Moody is entitled to receive, subject to execution and delivery of a release, (a) any incentive compensation for the prior calendar year to the extent not yet paid if such amount would have been payable if his employment had not terminated, (b) any incentive compensation for the calendar year in which Mr. Moody's employment is terminated for the period from the beginning of the calendar year to the end of the month immediately preceding the date of the termination of employment (with payment to be made within 90 days following such termination), (c) payment for COBRA benefits for a period of eighteen (18) months following termination for Mr. Moody and any dependents covered immediately prior to termination and (d) an amount equal to two hundred percent (200%) of the sum of (i) one year of the applicable base salary and (ii) one year of Mr. Moody's bonus (equal to the product of the consolidated EBITDA for the 12 month period ending on the last day of the calendar month immediately preceding the date of termination and Mr. Moody's bonus percentage), payable over a two-year period.

    Tamara Ward.

Upon termination of Ms. Ward due to death or disability, Ms. Ward (or her heirs and assigns) is entitled to receive (a) her annual bonus for the prior calendar year to the extent not yet paid and the amount that would be payable as if her employment had not terminated and (b) her target annual bonus for the calendar year in which her employment is terminated, prorated based on the number of days Ms. Ward was employed during such year (with payment to be made within 90 days following such termination.

Upon a termination of employment of Ms. Ward without cause (as defined above) or due to a material default of her employment agreement (that remains uncured beyond the 10 day cure period), Ms. Ward is entitled to receive, subject to execution and delivery of a release, (a) her annual bonus for the prior calendar year to the extent not yet paid and the amount that would be payable as if her employment had not terminated, (b) her target annual bonus for the calendar year in which her employment is terminated, prorated based on the number of days Ms. Ward was employed during such year (with payment to be made within 90 days following such termination), (c) payment for COBRA benefits for a period of eighteen (18) months following termination for Ms. Ward and any dependents covered immediately prior to termination and (d) an amount equal to the sum of (i) one year of the applicable base salary and (ii) her target annual bonus for the year in which termination occurs, payable over a one-year period.

EXECUTIVE COMPENSATION

    Thomas F. Wolfe.

Pursuant to the Wolfe Termination Agreement, in addition to any accrued compensation (as described above), Mr. Wolfe is entitled to receive any incentive compensation for the prior calendar year to the extent not yet paid and a pro-rated incentive compensation bonus for 2019, calculated based on the product of the EBITDA for the 12-month period preceding the date of termination and Mr. Wolfe's bonus percentage, pro-rated to reflect the portion of the year employed. In the event any incentive compensation paid to Mr. Wolfe for the period beginning January 1, 2019 and ending August 1, 2019 exceeded the amount of incentive compensation actually earned for such period by Mr. Wolfe, Mr. Wolfe shall be obligated to repay such excess to the Company.

Mr. Wolfe also reaffirmed his obligations to comply with the applicable restrictive covenants set forth in his employment agreement.

As a result of Mr. Wolfe's entrance with us into the Wolfe Consulting Agreement, Mr. Wolfe's continuous service with the Company was not interrupted and his outstanding RSUs remain eligible to vest in accordance with their terms.

Equity Awards

In the event the service of Messrs. Flanigan, Moody or Wolfe or Ms. Ward is terminated (a) by reason of the executive's death or disability or (b) by the Company without cause during the twelve-month period immediately following a change in control (as defined in the 2016 Incentive Award Plan), any outstanding RSUs held by such executive shall immediately accelerate and vest as of such termination.

COMPENSATION RISK ASSESSMENT

With oversight from the Compensation Committee, we review our executive compensation structure to determine whether our compensation policies and practices encourage our executive officers and employees to take unnecessary or excessive risks and whether these policies and practices properly mitigate risk. As described above, our compensation structure is designed to incentivize executives and employees to achieve our financial and strategic goals that promote long-term stockholder returns. The compensation design balances such incentives with multiple elements designed to discourage excessive risk-taking by executives and employees to obtain short-term benefits that may be harmful to us and our stockholders in the long term. We believe that our compensation policies and practices are reasonable and do not create risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our equity compensation plans under which our Class A common stock is authorized for issuance, as of December 31, 2019:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by security holders(1)	2,551,366	$21.86	11,307,391
Equity compensation plans not approved by security holders	—	—	—
Total	2,551,366	$21.86	11,307,391

(1) Includes awards granted and available to be granted under our 2016 Incentive Award Plan.

(2) Does not reflect the shares that will be issued upon the vesting of outstanding restricted stock units, which have no exercise price.

DIRECTOR COMPENSATION

2019 DIRECTOR COMPENSATION TABLE

The following table contains information concerning the compensation of our non-employee directors for the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(11)		Total ($)

Stephen Adams	77,500	(2)	129,995		207,495

Andris A. Baltins	89,375	(3)	129,995		219,370

Brian P. Cassidy	82,500	(4)	129,995	(10)	212,495

Jeffrey A. Marcus	92,500	(5)	129,995		222,495

K. Dillon Schickli	108,125	(6)	129,995		238,120

Mary J. George	93,125	(7)	129,995		223,120

Michael W. Malone	57,940	(8)	129,995		187,935

Howard A. Kosick	30,185	(9)	—		30,185

(1)
Represents the aggregate grant date fair value for restricted stock units granted in fiscal year 2019, determined in accordance with FASB ASC Topic 718. See Note 20—Equity-Based Compensation Plans of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for the assumptions used in valuing such awards.

(2)
Represents annual director fees equal to $77,500.

(3)
Represents annual director fees equal to $77,500 and committee fees equal to $11,875.

(4)
Represents annual director fees equal to $77,500 and committee fees equal to $5,000. All fees received were paid to Crestview.

(5)
Represents annual director fees equal to $77,500 and committee fees equal to $15,000. All fees received were paid to Crestview.

(6)
Represents annual director fees equal to $77,500 and committee fees equal to $30,625.

(7)
Represents annual director fees prorated to $ 77,500 and committee fees equal to $15,625.

(8)
Represents director fees from January 1, 2019 through December 31, 2019 equal to $50,110 and committee fees equal to $7,830.

(9)
Represents director fees from January 1, 2019 through May 15, 2019 equal to $27,390 and committee fees equal to $2,795.

DDIRECTOR COMPENSATION

(10)
Represents grants to Mr. Cassidy of restricted stock units made during fiscal 2019. All rights, title and interest in the shares of Class A common stock underlying the restricted stock awards were assigned to Crestview.

(11)
The table below shows the grant date fair value for each share underlying the award granted to our non-employee directors during fiscal 2019 and the number of restricted stock units (both vested and unvested) held by each non-employee director serving as of December 31, 2019.

Name	RSUs Granted in 2019 (#)	Grant Date Fair Value per share ($)	Total RSUs Outstanding at December 31, 2019 (#)

Stephen Adams	11,105	11.71	15,415

Andris A. Baltins	11,105	11.71	20,188

Brian P. Cassidy	11,105	11.71	15,415

Jeffrey A. Marcus	11,105	11.71	15,415

K. Dillon Schickli	11,105	11.71	20,188

Mary J. George	11,105	11.71	16,218

Michael W. Malone	11,105	11.71	11,105

NARRATIVE DISCLOSURE TO DIRECTOR COMPENSATION TABLE

Pursuant to our Non-Employee Director Compensation Policy, our non-employee directors are entitled to receive a mix of cash and equity compensation. On April 1, 2019, the Board determined to amend and restate the Non-Employee Director Compensation Policy in order to increase the amount of compensation payable to our non-employee directors after considering the recommendations provided by the Compensation Committee's compensation consultant, Meridian. With respect to fiscal 2018 each non-employee director received an annual cash retainer of $70,000 for his or her services, a cash retainer fee for his or her services as a member of a committee in an amount equal to $5,000 per committee and an additional cash retainer fee for his or her service as a chair of the Audit, Compensation or Nominating and Corporate Governance Committees in an amount equal to $20,000, $15,000 or $10,000, respectively. Commencing April 1, 2019, our non-employee directors are entitled to receive an annual cash retainer of $80,000 and cash retainer fees for services to certain committees were increased as follows: cash retainer fees for services as a member of the Audit and Compensation Committees were increased to $12,500 and $7,500, respectively, and cash retainer fees for services as a chair of the Audit, Compensation and Nominating and Corporate Governance committees were increased to $25,000, $15,000 and $12,500, respectively. All such fees are payable on a quarterly basis and paid on a pro rata basis for any director not serving on the Board for the full quarter. There are no fees paid for board or committee meeting attendance. Directors who are also employees of the Company do not receive compensation for their service on the Board.

Our Non-Employee Director Compensation Policy provides for an annual grant under the 2016 Incentive Award Plan, awarded on the date of each annual stockholders meeting, of restricted stock units with an aggregate fair value on the date of grant of $130,000 to each of our non-employee directors serving on our Board as of the date of such annual stockholders meeting and who will continue to serve as a non-employee director immediately following such annual meeting. In addition, any non-employee director initially elected or appointed to the Board on any date other than the date

DDIRECTOR COMPENSATION

of the annual meeting would receive a grant of restricted stock units having an aggregate fair value on the date of such non-employee director's initial election or appointment equal to a pro-rated fraction of $130,000, calculated to reflect the non-employee director's service on the Board since the prior annual meeting. Commencing April 1, 2019 grants to our non-employee directors will vest fully on the one-year anniversary of the date of grant. All grants to our non-employee directors made prior to April 1, 2019 vest ratably with respect to one-third of the total grant on each of the first three anniversaries of the date of grant, subject to continued service through the applicable vesting date and subject to full acceleration upon a change in control (as defined in the 2016 Incentive Award Plan) or if the non-employee director is not re-elected to the Board of Directors. We permitted our non-employee directors the option to make voluntary deferral elections at the time of grant.

In connection with our IPO, we adopted a director stock ownership policy encouraging our non-employee directors to hold, directly or indirectly, by the later of the fifth anniversary of the pricing of our IPO or the first date of such director's service on the Board, shares of our Class A common stock and/or interests in CWGS, LLC with a value equal to or in excess of five times such non-employee director's annual base retainer fee.

Our non-employee director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors' interests with those of our stockholders.

Mr. Lemonis, who serves as both an executive and a director, does not receive any additional compensation in respect of his service on our board of directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

    Mary J. George (Chair)
    K. Dillon Schickli

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the total annual compensation of our principal executive officer to the median of the annual total compensation of all our employees (other than our principal executive officer) (the "CEO Pay Ratio"). For 2019, our principal executive officer was Mr. Lemonis. Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u).

In 2019, our last completed fiscal year, the total annual compensation of our CEO as reported in the Summary Compensation Table, was $9,634.

The total annual compensation of our median employee, calculated in the same manner as the CEO's, was $34,088.

As a result, the ratio of our CEO's total annual compensation to the total annual compensation of our median employee in 2019 was approximately 0.28:1.

We identified our median employee by examining compensation information derived from payroll records for all employees, excluding our CEO, who were actively employed by us on December 31, 2019. As of such date, we employed approximately 12,207 active employees, all located within the United States. In identifying our median employee, we examined our complete census file (reflecting an aggregate of 22,054 current and former employees), and elected to include only those who were actively employed as full-time or part-time employees as of December 31, 2019. In identifying our median employee, we examined gross pay – actual base salary (for salaried employees) and wages (for hourly employees) – for the twelve-month period ended December 31, 2019 as the most appropriate measure of compensation and consistently applied that measure to all employees included in the calculation. We elected to exclude from such calculation, however, all SPIFF payments of $100 or less (as such amounts are small, immediate bonuses paid to a salesperson by a product manufacturer and thus reflect wages paid in cash that are only includible for tax purposes).

Our median employee – a service technician – is an hourly worker located in the southeast region of the United States. We calculated annual total compensation for this employee using the same methodology we use for our named executive officers, as set forth in the Summary Compensation Table in this proxy statement, and this employee's annual total compensation to compute the ratio of the Chief Executive Officer's total pay to that of the median employee. The median employee gross pay amounts are inclusive of base pay, overtime and paid time off and the median employee was not entitled to receive any bonus, equity compensation nor perquisite payments during 2019. The median employee earned gross pay of $34,088.

Because in 2019 Mr. Lemonis' compensation for purposes of the pay ratio calculation consisted solely of health premium gross-up payments, and he did not receive any base salary, bonus or equity compensation, our CEO's total annual compensation is relatively low and our pay ratio itself is also low.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Class A common stock, Class B common stock and Class C common stock for:

  •
  each person known by us to beneficially own more than 5% of our Class A common stock, our Class B common stock or our Class C common stock;

  •
  each of our directors and director nominees;

  •
  each of our named executive officers; and

  •
  all of our executive officers and directors as a group.

As described in "Certain Relationships and Related Person Transactions," each common unit of CWGS, LLC (other than common units held by us) is redeemable from time to time at each holder's option for, at our election (determined solely by our independent directors (within the meaning of the rules of the NYSE) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each common unit redeemed, in each case in accordance with the terms of the CWGS, LLC's amended and restated limited liability company agreement, as amended to date ("CWGS LLC Agreement"); provided that, at our election (determined solely by our independent directors (within the meaning of the rules of the NYSE) who are disinterested), we may effect a direct exchange of such Class A common stock or such cash, as applicable, for such common units.

The Continuing Equity Owners, whom the Company defines as, collectively, ML Acquisition, funds controlled by Crestview Partners II GP, L.P. and, collectively, the Company's named executive officers (excluding Marcus A. Lemonis), Andris A. Baltins, K. Dillon Schickli, and certain other current and former non-executive employees and former directors, in each case, who held profits units in CWGS, LLC pursuant to CWGS, LLC's equity incentive plan that was in existence prior to our IPO and who received common units of CWGS, LLC in exchange for their profits units in connection with certain reorganization transactions related to our IPO (collectively, the "Former Profits Unit Holders"), and each of their permitted transferees that own common units in CWGS, LLC and who may redeem at each of their options their common units for, at the Company's election (determined solely by the Company's independent directors (within the meaning of NYSE rules) who are disinterested), cash or newly-issued shares of the Company's Class A common stock, may exercise such redemption right for as long as their common units of CWGS, LLC remain outstanding. In connection with our IPO, we issued to each Continuing Equity Owner (other than the Former Profits Unit Holders) for nominal consideration one share of Class B common stock for each common unit of CWGS, LLC it owned. As a result, the number of shares of Class B common stock listed in the table below correlates to the number of common units of CWGS, LLC each such Continuing Equity Owner (other than the Former Profits Unit Holders) owns. In addition, in connection with our IPO, we issued to ML RV Group for nominal consideration one share of Class C common stock.

The number of shares beneficially owned by each stockholder as described in this proxy statement is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 37,539,786 shares of Class A common stock, 50,706,629 shares of Class B common stock and one

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

share of Class C common stock outstanding as of March 20, 2020. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, restricted stock units, or other rights, including the redemption right described above with respect to each common unit of CWGS, LLC, held by such person that have already vested (in case of restricted stock units) or are currently exercisable (in case of options and other rights), or will vest (in case of restricted stock units) or become exercisable (in case of options and other rights) within 60 days of March 20, 2020 (unless otherwise noted with regards to certain 5% stockholders), are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is 250 Parkway Drive, Suite 270, Lincolnshire, IL 60069. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Class A Common Stock Beneficially Owned[1]		Shares of Class B Common Stock Beneficially Owned		Shares of Class C Common Stock Beneficially Owned		Combined Voting Power[2]

Name of beneficial owner	Number	Percentage	Number	Percentage	Number	Percentage	Percentage

5% Stockholders
ML Acquisition Company, LLC[3]	35,208,499	48.5%	35,125,399	69.3%	—	—	47.1%
ML RV Group[4]	—	—	—	—	1	100%	5.0%
Crestview Partners II GP, L.P.[5]	19,859,253	37.4%	15,581,230	30.7%	—	—	18.1%
Abrams Capital Management, L.P.[6]	6,108,808	16.3%	—	—	—	—	5.6%
Wasatch Advisors, Inc.[7]	3,478,011	9.3%	—	—	—	—	3.2%
BlackRock, Inc.[8]	2,244,748	6.0%	—	—	—	—	2.0%
Integrated Core Strategies (US)[9]	1,926,178	5.1%	—	—	—	—	1.8%

Named Executive Officers and Directors
Marcus A. Lemonis[3,4,10]	35,616,003	49.0%	35,125,399	69.3%	1	100%	52.4%
Brent L. Moody[11]	186,990	*	—	—	—	—	*
Melvin Flanigan[12]	71,142	*	—	—	—	—	*
Thomas F. Wolfe[13]	74,363	*	—	—	—	—	*
Tamara Ward[14]	9,511	*	—	—	—	—	*
Stephen Adams[15]	39,853	*	—	—	—	—	*
Andris A. Baltins[16]	348,447	*	—	—	—	—	*
Brian P. Cassidy[17]	13,839	*	—	—	—	—	*
Mary J. George[18]	22,637	*	—	—	—	—	*
Daniel G. Kilpatrick	—	—	—	—	—	—	—
Michael W. Malone[19]	11,105	*	—	—	—	—	*
K. Dillon Schickli[20]	127,955	*	—	—	—	—	*
All current executive officers and directors as a group (11 individuals)[21]	36,447,482	49.8%	35,125,399	69.3%	1	100%	52.7%

*
Less than one percent.

1
Each common unit of CWGS, LLC (other than common units held by us) is redeemable from time to time at each holder's option for, at our election (determined solely by our independent directors (within the meaning of the rules of the NYSE) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each common unit redeemed, in each case in accordance with the terms of the CWGS LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the rules of the NYSE) who are disinterested), we may effect a direct exchange of such Class A common stock or such cash, as applicable, for such common units. The Continuing Equity Owners may exercise such redemption right for as long as their common units of CWGS, LLC remain outstanding. See "Certain Relationships and

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Related Person Transactions—CWGS LLC Agreement." In this table, beneficial ownership of common units of CWGS, LLC has been reflected as beneficial ownership of shares of our Class A common stock for which such common units may be exchanged. When a common unit is exchanged by a Continuing Equity Owner who holds shares of our Class B common stock, a corresponding share of Class B common stock will be cancelled.

2
Represents the percentage of voting power of our Class A common stock, Class B common stock and Class C common stock voting as a single class. Each share of Class A common stock and each share of Class B common stock entitles the registered holder thereof to one vote per share on all matters presented to stockholders for a vote generally, including the election of directors; provided that, for as long as the ML Related Parties, directly or indirectly, beneficially own in the aggregate 27.5% or more of all of the outstanding common units of CWGS, LLC, the shares of our Class B common stock held by the ML Related Parties entitle the ML Related Parties to the number of votes necessary such that the ML Related Parties, in the aggregate, cast 47% of the total votes eligible to be cast by all of our stockholders on all matters presented to a vote of our stockholders generally. In addition, the one share outstanding of our Class C common stock entitles its holder, ML RV Group, to the number of votes necessary such that the holder casts 5% of the total votes eligible to be cast by all of our stockholders on all matters presented to our stockholders generally. The Class A common stock, Class B common stock and Class C common stock will vote as a single class on all matters except as required by law or our Amended and Restated Certificate of Incorporation.

3
Based on the Company's records and information obtained from a Schedule 13G/A filed with the SEC on February 10, 2020 by CWGS Holding, LLC ("CWGS Holding"), ML Acquisition Company, LLC ("ML Acquisition") and Marcus A. Lemonis. Represents 35,125,399 common units, which may be redeemed for newly-issued shares of Class A Common Stock on a one-for-one basis, and 35,125,399 shares of Class B common stock held by CWGS Holding, a wholly-owned subsidiary of ML Acquisition, as well as 83,100 shares of Class A common stock held by ML Acquisition. Marcus A. Lemonis is the sole director of ML Acquisition. As a result, each of ML Acquisition and Mr. Lemonis may be deemed to share beneficial ownership of the securities held by CWGS Holding. CWGS Holding has pledged 1,800,000 common units and an equal number of shares of Class B common stock as collateral pursuant to a Credit Agreement, however such pledge is currently in the process of being terminated.

4
Represents one share of Class C common stock held by ML RV Group. Mr. Lemonis, as sole member, Chairman and Chief Executive Officer of ML RV Group, may be deemed to share the beneficial ownership of this share.

5
Based on the Company's records and information obtained from a Schedule 13G/A filed with the SEC on February 13, 2020. Crestview Partners II GP, L.P. may be deemed to be the beneficial owner of (i) 4,241,836 shares of Class A common stock owned directly by CVRV Acquisition II LLC, (ii) 22,348 shares of Class A common stock owned directly by Crestview Advisors, L.L.C., (iii) 13,839 shares of Class A common stock issuable upon the vesting of restricted stock units, which vest within 60 days of the Record Date, held by Brian P. Cassidy and Jeffrey A. Marcus, who have assigned all their rights, title and interest in such shares of Class A common stock underlying the restricted stock units to Crestview Advisors, L.L.C., and (iv) 15,581,230 common units of CWGS, LLC and 15,581,230 shares of Class B common stock, in each case as determined under rules issued by the SEC, with such common units and shares of Class B common stock owned directly by CVRV Acquisition LLC. Crestview Partners II, L.P. and Crestview Partners II (FF), L.P. are members of CVRV Acquisition LLC, and Crestview Partners II (TE), L.P., Crestview Partners II (Cayman), L.P., Crestview Partners II (FF Cayman), L.P. and Crestview Partners II (892 Cayman), L.P. are members of CVRV Acquisition II LLC. Crestview Partners II GP, L.P. is the general partner of each of Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (TE), L.P., Crestview Partners II (Cayman), L.P., Crestview Partners II (FF Cayman), L.P. and Crestview Partners II (892 Cayman), L.P. (collectively, the "Crestview Funds"). Crestview Partners II GP, L.P. and the Crestview Funds may be deemed to be beneficial owners of the units and

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  shares owned directly by CVRV Acquisition LLC and CVRV Acquisition II LLC. Each of the foregoing disclaims beneficial ownership of such units and shares except to the extent of its pecuniary interest. The address of each of the foregoing is c/o Crestview Partners, 590 Madison Avenue, 42nd Floor, New York, NY 10022.

6
Based on information obtained from a Schedule 13G/A filed with the SEC on February 13, 2020 by Abrams Capital Partners II, L.P. ("ACP II"), Abrams Capital, LLC ("AC"), Abrams Capital Management, LLC ("ACM LLC"), Abrams Capital Management, L.P. ("ACM LP"), and David Abrams (together, "Abrams"). Abrams reported that, as of December 31, 2019, ACP II had shared voting and dispositive power with regard to 5,070,166 shares of our Class A common stock, AC had shared voting and dispositive power with regard to 5,978,573 shares of our Class A common stock, and ACM LLC, ACM LP and David Abrams had shared voting and dispositive power with regard to 6,108,808 shares of our Class A common stock. Shares reported herein for ACP II represent shares beneficially owned by ACP II. Shares reported herein for AC represent shares beneficially owned by ACP II and other private investment funds for which AC serves as general partner. Shares reported herein for ACM LP and Abrams CM LLC represent the above-referenced shares beneficially owned by ACP II and shares beneficially owned by other private investment funds for which ACM LP serves as investment manager. ACM LLC is the general partner of ACM LP. Shares reported herein for Mr. Abrams represent the above referenced shares reported for AC and ACM LLC. Mr. Abrams is the managing member of AC and ACM LLC. Each of the Reporting Persons disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein. The address of each of the Abrams entities is 222 Berkeley Street, 21st Floor, Boston, MA 02116.

7
Based on information obtained from a Schedule 13G/A filed with the SEC on February 10, 2020 by Wasatch Advisors, Inc. ("Wasatch"). Wasatch reported that, as of December 31, 2019, it had sole voting and dispositive power with respect to 3,478,011 shares of our Class A common stock. The address of Wasatch is 505 Wakara Way, Salt Lake City, UT 84108.

8
Based on information obtained from a Schedule 13G/A filed with the SEC on February 5, 2020 by BlackRock, Inc. ("Blackrock") on behalf of itself and its wholly-owned subsidiaries, BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Netherlands) B.V., BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association and BlackRock Investment Management, LLC. BlackRock reported that, as of December 31, 2019, it had sole voting power with respect to 2,183,523 shares of our Class A common stock and sole dispositive power with respect to 2,244,748 shares of our Class A common stock, and that the shares are beneficially owned by BlackRock and its wholly-owned subsidiaries identified above. The address of each of the foregoing entities is 55 East 52nd Street, New York, NY 10055.

9
Based on information obtained from a Schedule 13G filed with the SEC on January 21, 2020 by Integrated Core Strategies (US) LLC ("Integrated Core"), Integrated Assets, Ltd. ("Integrated Assets"), ICS Opportunities, Ltd. ("ICS"), Millennium International Management LP ("Millennium International"), Millennium Management LLC ("Millennium Management"), Millennium Group Management LLC ("Millennium Group") and Israel A. Englander (together with Integrated Core, Integrated Assets, ICS, Millennium International, Millennium Management and Millennium Group, "Integrated Group"). Integrated Group reported that, as of January 14, 2020, Integrated Core had shared voting and dispositive power with respect to 1,926,178 shares of Class A common stock; Integrated Assets had shared voting and dispositive power with respect to 24,955 shares of Class A common stock; ICS had shared voting and dispositive power with respect to 10,503 shares of Class A common stock; Millennium International had shared voting and dispositive power with respect to 35,458 shares of Class A common stock; Millennium Management had shared voting and dispositive power with respect to 1,961,636 shares of Class A common stock; Millennium Group had shared voting and

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  dispositive power with respect to 1,961,636 shares of Class A common stock; and Israel A. Englander had shared voting and dispositive power with respect to 1,961,636 shares of Class A common stock. Millennium International Management LP, a Delaware limited partnership ("Millennium International Management"), is the investment manager to Integrated Assets and ICS Opportunities and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Assets and ICS Opportunities. Millennium Management is the general partner of the managing member of Integrated Core and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core. Millennium Management is also the general partner of the 100% owner of Integrated Assets and ICS and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Assets and ICS. Millennium Group is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core. Millennium Group is also the general partner of Millennium International and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Assets and ICS. The managing member of Millennium Group is a trust of which Israel A. Englander currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core, Integrated Assets and ICS. The address of each of the persons or entities in Integrated Group is 666 Fifth Avenue, New York, New York 10103.

10
Consists of 490,604 shares of Class A common stock.

11
Consists of 86,990 shares of Class A common stock and 100,000 shares of Class A common stock that may be acquired upon the exchange of common units of CWGS, LLC for newly-issued shares of Class A common stock on a one-for-one basis.

12
Consists of 71,142 shares of Class A common stock.

13
Consists of 49,363 shares of Class A common stock and 25,000 shares of Class A common stock that may be acquired upon the exchange of common units of CWGS, LLC for newly-issued shares of Class A common stock on a one-for-one basis.

14
Consists of 9,511 shares of Class A common stock.

15
Consists of 26,014 shares of Class A common stock and 13,839 shares of Class A common stock issuable upon the vesting of the related restricted stock units, which vest within 60 days of the Record Date.

16
Consists of 54,016 shares of Class A common stock, 280,592 shares of Class A common stock that may be acquired upon the exchange of common units of CWGS, LLC for newly-issued shares of Class A common stock on a one-for-one basis and 13,839 shares of Class A common stock issuable upon the vesting of the related restricted stock units, which vest within 60 days of the Record Date.

17
Consists of 13,839 shares of Class A common stock issuable upon the vesting of the related restricted stock units, which vest within 60 days of the Record Date.

18
Consists of 8,798 shares of Class A common stock and 13,839 shares of Class A common stock issuable upon the vesting of the related restricted stock units, which vest within 60 days of the Record Date.

19
Consists of 11,105 shares of Class A common stock issuable upon the vesting of the related restricted stock units, which vest within 60 days of the Record Date.

20
Consists of 28,891 shares of Class A common stock, 85,225 shares of Class A common stock that may be acquired upon the exchange of common units of CWGS, LLC for newly-issued shares of Class A common stock on a one-for-one basis and 13,839 shares of Class A common stock issuable upon the vesting of the related restricted stock units, which vest within 60 days of the Record Date.

21
Consists of 775,966 shares of Class A common stock, 35,591,216 shares of Class A common stock that may be acquired upon the exchange of common units of CWGS, LLC for newly-issued shares of Class A common stock on a one-for-one basis and 80,300 shares of Class A common stock issuable upon the vesting of the related restricted stock units, which vest within 60 days of the Record Date.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we (including any of our subsidiaries) are, were or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has, had or will have a direct or indirect material interest.

Under the policy, our legal staff is responsible for implementing procedures to obtain information with respect to potential related person transactions, and then determining whether such transactions constitute related person transactions subject to the policy. Management then is required to present to the Audit Committee each proposed related person transaction. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm's length transaction and the extent of the related person's interest in the transaction. If advance Audit Committee approval of a related person transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chairperson of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee's next regularly scheduled meeting. Management is responsible for updating the Audit Committee as to any material changes to any approved or ratified related person transaction and for providing a status report at least annually of all current related person transactions at a regularly scheduled meeting of the Audit Committee. No director may participate in approval of a related person transaction for which he or she is a related person. Unless noted otherwise, all of the transactions, agreements or relationships described in this section occurred prior to the adoption of this policy.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Class A common stock, our Class B common stock or our Class C common stock. We believe that the terms of such agreements are as favorable as those we could have obtained from parties not related to us.

TRANSACTIONS RELATED TO DIRECTORS, EQUITY HOLDERS AND EXECUTIVE OFFICERS

In January 2012, FreedomRoads LLC ("FreedomRoads"), an indirect subsidiary of the Company, entered into a lease (the "Original Lease") for the offices in Lincolnshire, Illinois, which was amended as of March 2013. The Original Lease base rent was $29,000 per month that was amended to $31,500 per month in March 2013 and is subject to annual increases. Commencing on November 1, 2019, by way of the Second Amendment to the Office Lease, the Company began leasing additional space for an additional monthly base rent of $5,200. Marcus A. Lemonis, our Chairman and Chief Executive Officer, has personally guaranteed both leases.

The Company does business with certain companies in which Mr. Lemonis has a direct or indirect material interest. The Company purchased fixtures for interior store sets at the Company's retail locations from Precise Graphix. Mr. Lemonis has a 67% economic interest in Precise Graphix and the Company incurred expenses from Precise Graphix of $1.4 million for the year ended December 31, 2019.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Company does business with certain companies in which Stephen Adams, a member of our board of directors, has a direct or indirect material interest. The Company from time to time purchases advertising services from Adams Radio of Fort Wayne LLC ("Adams Radio"), in which Mr. Adams has an indirect 90% interest. The Company paid Adams Radio $0.2 million for the year ended December 31, 2019.

The Company paid Kaplan, Strangis and Kaplan, P.A., of which Andris A. Baltins, a member of our board of directors, is a member, $0.3 million for the year ended December 31, 2019 for legal services.

TAX RECEIVABLE AGREEMENT

On October 6, 2016, the company entered into a tax receivable agreement (the "Tax Receivable Agreement") that provides for the payment by the Company to the Continuing Equity Owners and Crestview Partners II GP, L.P. of 85% of the amount of tax benefits, if any, the Company actually realizes, or in some circumstances is deemed to realize, as a result of (i) increases in the tax basis from the purchase of common units from Crestview Partners II GP, L.P. in exchange for Class A common stock in connection with the consummation of our IPO and the related transactions and any subsequent redemptions that are funded by the Company and any subsequent redemptions or exchanges of common units by Continuing Equity Owners as described below and (ii) certain other tax benefits attributable to payments made under the Tax Receivable Agreement. CWGS, LLC intends to make a Section 754 of the Internal Revenue Code effective for each tax year in which a redemption or exchange (including a deemed exchange) of common units for cash or stock occur. These tax benefit payments are not conditioned upon one or more of the Continuing Equity Owners or Crestview Partners II GP, L.P. maintaining a continued ownership interest in CWGS, LLC. In general, the Continuing Equity Owners' or Crestview Partners II GP, L.P.'s rights under the Tax Receivable Agreement are assignable, including to transferees of its common units in CWGS, LLC (other than the Company as transferee pursuant to a redemption or exchange of common units in CWGS, LLC). The Company expects to benefit from the remaining 15% of the tax benefits, if any, which may be realized. As of December 31, 2019, the amount of tax receivable payments due Crestview Partners II GP, L.P. under the Tax Receivable Agreement was $90.7 million, of which $5.2 million was included in the current portion of the tax receivable agreement liability in our consolidated balance sheets.

CWGS LLC AGREEMENT

On October 6, 2016, CWGS, LLC amended and restated the CWGS LLC Agreement to, among other things, (i) provide for a new single class of common membership interests in CWGS, LLC, the common units, and (ii) exchange all of the then-existing membership interests of ML Acquisition, funds controlled by Crestview Partners II GP, L.P. and the Former Profits Unit Holders (collectively, the "Original Equity Owners") for common units of CWGS, LLC.

The LLC Agreement also provides that the Continuing Equity Owners may from time to time at each of their options require CWGS, LLC to redeem all or a portion of their common units in exchange for, at the Company's election (determined solely by the Company's independent directors (within the meaning of the rules of NYSE who are disinterested), newly-issued shares of the Company's Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each common unit redeemed, in each case in accordance with the terms of the CWGS LLC Agreement; provided that, at the Company's election (determined solely by the Company's independent directors (within the meaning of the rules of the

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

NYSE) who are disinterested), the Company may effect a direct exchange of such Class A common stock or such cash, as applicable, for such common units. The Continuing Equity Owners may exercise such redemption right for as long as their common units remain outstanding. Simultaneously with the payment of cash or shares of Class A common stock, as applicable, in connection with a redemption or exchange of common units pursuant to the terms of the CWGS LLC Agreement, a number of shares of the Company's Class B common stock registered in the name of the redeeming or exchanging Class B Common Owners will be cancelled for no consideration on a one-for-one basis with the number of common units so redeemed or exchanged.

The LLC Agreement also requires that CWGS, LLC, at all times, maintain (i) a one to one ratio between the number of outstanding shares of Class A common stock and the number of common units of CWGS, LLC owned by CWH and (ii) a one to one ratio between the number of shares of Class B common stock owned by the Class B Common Owners and the number of common units of CWGS, LLC owned by the Class B Common Owners.

VOTING AGREEMENT

Pursuant to the Voting Agreement, Crestview has the right to designate four Crestview Directors (unless Marcus A. Lemonis is no longer our Chief Executive Officer, in which case, Crestview will have the right to designate three Crestview Directors) for as long as Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, 32.5% or more of our Class A common stock, three Crestview Directors for so long as Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, less than 32.5% but 25% or more of our Class A common stock, two Crestview Directors for as long as Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, less than 25% but 15% or more of our Class A common stock and one Crestview Director for as long as Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, less than 15% but 7.5% or more of our Class A common stock (assuming in each such case that all outstanding common units in CWGS, LLC are redeemed for newly-issued shares of our Class A common stock). As of the Record Date, Crestview Partners II GP, L.P. was entitled to designate two Crestview Directors. Each of ML Acquisition and ML RV Group agree to vote, or cause to vote, all of their outstanding shares of our Class A common stock, Class B common stock and Class C common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the Crestview Directors. In addition, the ML Related Parties also have the right to designate four ML Acquisition Directors for as long as the ML Related Parties, directly or indirectly, beneficially own in the aggregate 27.5% or more of our Class A common stock, three ML Acquisition Directors for as long as the ML Related Parties, directly or indirectly, beneficially own, in the aggregate, less than 27.5% but 25% or more of our Class A common stock, two ML Acquisition Directors for as long as the ML Related Parties, directly or indirectly, beneficially own, in the aggregate, less than 25% but 15% or more of our Class A common stock and one ML Acquisition Director for as long as the ML Related Parties, directly or indirectly, beneficially own, in the aggregate, less than 15% but 7.5% or more of our Class A common stock (assuming in each such case that all outstanding common units in CWGS, LLC are redeemed for newly-issued shares of our Class A common stock). Moreover, ML RV Group has the right to designate one director for as long as it holds our one share of Class C common stock. Funds controlled by Crestview Partners II GP, L.P. have agreed to vote, or cause to vote, all of their outstanding shares of our Class A common stock and Class B common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the ML Acquisition Directors and the ML RV Director. Additionally,

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

pursuant to the Voting Agreement, we are required to take commercially reasonable action to cause (i) the Board to be comprised at least of nine directors, subject to the terms of the Voting Agreement; (ii) the individuals designated in accordance with the terms of the Voting Agreement to be included in the slate of nominees to be elected to the Board at the next annual or special meeting of stockholders of the Company at which directors are to be elected and at each annual meeting of stockholders of the Company thereafter at which a director's term expires; (iii) the individuals designated in accordance with the terms of the Voting Agreement to fill the applicable vacancies on the Board; and (iv) a ML Director or the ML RV Director to be the Chairperson of the Board (as defined in the Amended and Restated Bylaws). The Voting Agreement allows for the Board to reject the nomination, appointment or election of a particular director if such nomination, appointment or election would constitute a breach of the Board's fiduciary duties to the Company's stockholders or does not otherwise comply with any requirements of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws or the charter for, or related guidelines of, the Board's nominating and corporate governance committee.

The Voting Agreement further provides that, for so long as Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, 22.5% or more of our Class A common stock, or the ML Related Parties, directly or indirectly, beneficially own, in the aggregate, 22.5% or more of our Class A common stock (assuming in each such case that all outstanding common units in CWGS, LLC are redeemed for newly-issued shares of our Class A common stock, on a one-for-one basis), the approval of Crestview Partners II GP, L.P. and the ML Related Parties, as applicable, will be required for certain corporate actions. These actions include: (1) a change of control; (2) acquisitions or dispositions of assets above $100 million; (3) the issuance of securities of Camping World Holdings, Inc. or any of its subsidiaries (other than under equity incentive plans that have received the prior approval of our Board or in connection with any redemption of common units as set forth in the LLC Agreement); (4) amendments to our or our subsidiaries' Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws or other applicable formation or governing documents; and (5) any change in the size of the Board. The Voting Agreement also provides that, for so long as either Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, 28% or more of our Class A common stock, or the ML Related Parties, directly or indirectly, beneficially own, in the aggregate, 28% or more of our Class A common stock (assuming in each such case that all outstanding common units in CWGS, LLC are redeemed for newly-issued shares of our Class A common stock, on a one-for-one basis), the approval of Crestview Partners II GP, L.P. and the ML Related Parties, as applicable, will be required for the hiring and termination of our Chief Executive Officer; provided, however, that the approval of Crestview Partners II GP, L.P., and the ML Related Parties, as applicable, will only be required at such time as Marcus A. Lemonis no longer serves as our Chief Executive Officer.

The Voting Agreement will terminate upon the earliest to occur of (a) each of the ML Related Parties, Crestview and the ML RV Group no longer have any right to designate a director as set forth therein, and (b) the unanimous written consent of the parties to the Voting Agreement.

REGISTRATION RIGHTS AGREEMENT

In connection with our IPO, we entered into a Registration Rights Agreement with the Original Equity Owners. The Registration Rights Agreement provides ML Acquisition and Crestview Partners II GP, L.P. certain registration rights whereby, at any time, they can require us to register under the

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Securities Act of 1933, as amended, shares of Class A common stock issuable to them, at our election (determined solely by our independent directors (within the meaning of the rules of the NYSE) who are disinterested), upon redemption or exchange of their common units in CWGS, LLC. The Registration Rights Agreement also provides for piggyback registration rights for all Original Equity Owners that are parties to the agreement.

PLEDGE OF COMPANY SECURITIES

In connection with a Credit Agreement entered into by and between ML Acquisition and Bank of America, N.A. ("Bank of America") (the "Credit Agreement") and a Pledge Agreement entered into by and between CWGS Holding, LLC ("CWGS Holding"), a wholly-owned subsidiary of ML Acquisition, and Bank of America, we entered into a letter agreement with CWGS Holding and Bank of America whereby we made certain representations to the parties in relation to the pledge of securities of the Company by CWGS Holding. CWGS Holding pledged 1,800,000 common units and an equal number of shares of Class B common stock as collateral for entering into the Credit Agreement. This pledge was approved by the Audit Committee in accordance with our Related Person Transaction Policy and Insider Trading Compliance Policy. As of April 3, 2020, the pledge is in the process of being terminated.

INDEMNIFICATION AGREEMENTS

Our Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, our Amended and Restated Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.

We have entered into indemnification agreements with certain of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the Delaware General Corporation Law, subject to certain exceptions contained in those agreements. We also purchased directors' and officers' liability insurance.

OTHER MATTERS

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the "Reporting Persons") to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2019, with the exception of: two Form 4s each reporting one transaction filed late by Brent Moody and Thomas Wolfe.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2019, the members of our Compensation Committee were Jeffrey A. Marcus and K. Dillon Schickli. None of the members of our Compensation Committee is our current employee. Mr. Schickli was Chief Operating Officer and a director of our predecessor entity, Affinity Group, Inc., from 1993 to 1995. During the fiscal year ended December 31, 2019, no relationship required to be disclosed by the rules of the SEC existed aside from those identified herein.

STOCKHOLDERS' PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 250 Parkway Drive, Suite 270, Lincolnshire, Illinois 60069 in writing not later than December 4, 2020.

Stockholders intending to present a proposal at the 2021 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2021 Annual Meeting of Stockholders no earlier than the close of business on January 15, 2021 and no later than the close of business on February 14, 2021. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2021 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after May 15, 2021, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and not later than the close of business on the 90th day prior to the 2021 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder's compliance with this deadline.

OTHER MATTERS

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS AT THE ANNUAL MEETING

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

CAMPING WORLD'S ANNUAL REPORT ON FORM 10-K

A copy of Camping World's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on March 20, 2020 without charge upon written request addressed to:

Camping World Holdings, Inc.
Attention: Secretary
250 Parkway Drive, Suite 270
Lincolnshire, Illinois 60069

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 at www.campingworld.com.

OTHER MATTERS

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

/s/ Melvin Flanigan

Melvin Flanigan, Chief Financial Officer and Secretary

Lincolnshire, Illinois
April 3, 2020

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. CAMPING WORLD HOLDINGS, INC. 250 PARKWAY DRIVE, SUITE 270 LINCOLNSHIRE, IL 60069 During The Meeting - Go to www.virtualshareholdermeeting.com/CWH2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D03605-P33549 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CAMPING WORLD HOLDINGS, INC. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 01) Stephen Adams 02) Mary J. George 03) K. Dillon Schickli For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! ! ! ! 2. Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. 3. Approve, on an advisory basis, the compensation of the Company's named executive officers. NOTE: To transact such other business as may properly come before the meeting or any continuation, postponement, or adjournment thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D03606-P33549 CAMPING WORLD HOLDINGS, INC. Annual Meeting of Stockholders May 15, 2020 1:30 PM (Central Time) This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Camping World Holdings, Inc. (the "Company") hereby appoint(s) Marcus A. Lemonis and Melvin L. Flanigan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A common stock, Class B common stock, and/or Class C common stock, as applicable, of the Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 PM Central Time on May 15, 2020, and any adjournment, continuation or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: